Exhibit 1.1

“BETTERWARE DE MÉXICO, S.A.B. de C.V.

BY-LAWS

CHAPTER I

NAME, PURPOSE, DOMICILE, NATIONALITY AND DURATION

Article First. Name. The corporate name of the Company is “Betterware de México”. Such name shall be followed by the words “Sociedad Anónima Bursátil de Capital Variable” or its abbreviation “S.A.B. de C.V.”. (the “Company”).

Article Second. Domicile. The domicile of the Company is the city of Guadalajara, Jalisco, which includes the cities of Guadalajara, Zapopan, San Pedro Tlaquepaque, Tonalá, Tlajomulco de Zúñiga, El Salto, Juanacatlán, Ixtlahuacán de los Membrillos and Zapotlanejo; however, the Company may establish offices, agencies and/or branches elsewhere within or outside Mexico, and appoint or submit to conventional domiciles, without the Company’s domicile being changed thereby.

Article Third. Purpose. The corporate purpose of the Company shall be:

(1)	Incorporate, organize and manage any class of civil entities, business entities or of any other nature, or associations, acquire shares, interests, rights, participations, quotas, or an equity interest in other civil entities, business entities or of any other nature, associations, trusts or co-investments, whatever their corporate purpose is, whether as a stockholder or as a founding member, or by the acquisition of shares or interests in those civil entities, business entities or of any other nature, associations, trusts or co- investments previously incorporated, and dispose or transfer such shares or interests, as well as promote and manage any kind of companies, entities, trusts or co- investments. The above-mentioned entities or trusts may be Mexican or foreign, in the understanding that the Company shall always follow with the applicable law, as the case may be.

(2)	Purchase and sale, negotiation, commercialization and promotion, directly or indirectly through third parties, of any kind of products, including products, solutions and accessories for household and personal use, cleaning and personal care.

(3)	Develop, design, build, commercialize, lease, buy, transfer and maintenance, directly or indirectly, any kind of real estate property.

(4)	Grant or enter into leases or bailments, as well as acquire, posses, exchange, transfer, sell, dispose or encumber, the property or possession of any kind of personal property and real estate property, including any kind of property (in rem) or personal (in personam) rights, that are necessary or convenient for the Company’s corporate purpose or for the operations or corporate purposes of the business entities, civil entities or of any nature, associations, institutions or trusts in which the Company might have an interest or participation of any nature.

(5)	Receive from other entities or persons, and provide all kind of services, including but not limited to, administration, advice and consulting services, as well as assistance services in any kind, to any third party, including to the entities or associations in which the Company is a stockholder or partner, directly or through third parties, in the United Mexican States or abroad, in accordance with the applicable law.

(6)	Represent as an intermediary, commission agent, representative, agent, or with any other character, to any person or entity, Mexican or foreigner, public or private.

(7)	Grant, issue, accept, negotiate, endorse or any other form to subscribe, including as guarantor, any kind of negotiable instruments contemplated in the law of any jurisdiction regardless of the name or characterization of such document.

(8)	Obtain and grant all kinds of finance, loans, credits or bails, and issue bonds, obligations, commercial paper, equity certificates, debt, promissory notes, and in general, any other negotiable instrument or similar debt instrument, whether individually, in series or in group, with or without a specific guaranty, in the United Mexican States (“Mexico”), or abroad, in accordance with the applicable law of any jurisdiction.

(9)	Issue not subscribed shares of any class that will be kept in the treasury of the Company to be delivered to the extent the corresponding subscription is made, as well as enter into option agreements with third parties granting them the right to subscribe and pay such shares issued by the Company. In addition, the Company may issue unsubscribed shares in the terms and conditions established in Article 53 (Fifty-Three) and other applicable articles in the Securities Market Law.

(10)	Acquire its own shares, in the terms established in the Securities Market Law and these by-laws.

(11)	Open, handle, modify, close or cancel any kind of bank accounts, investment accounts or/and of any kind of the Company, with any banking institution, whether national o foreigner.

(12)	Celebrate any kind of derivative transactions, in accordance with Mexican or foreign law, regardless of its classification, currency, sale or the applicable underlying assets.

(13)	Acquire, posses, use, register, develop and use any kind of patents, brands, commercial names, inventions, utility models, industrial designs, trade secret, franchises, licenses, sublicenses and any kind of industrial property rights, intellectual property rights, royalties, either owned by the Company or by third parties.

(14)	Perform, directly or through third parties, training and development programs, as well as investigation programs;

(15)	Process and obtain concessions, licenses, authorizations and permits before entities or governmental agencies, either federal, state or/and local governments and third parties, with the purpose to accomplish the Company’s purpose.

(16)	Produce, transform, adapt, commercialize, import, export, purchase, sale or dispose, under any legal title of machinery, replacements, materials, raw materials, industrial products, effects and merchandise of any kind.

(17)	Celebrate and perform, in the United Mexican States or abroad, directly or through third parties, all kind of actions, include ownership acts, contracts, civil agreements, business or of any other nature, principal or secondary, guarantees, including, but not limited to, pledge agreements, mortgages, or any other actions that may be considered encumbrances over its personal or real estate property, or any other acts permitted under Mexican law or by the law of any other jurisdiction.

(18)	Grant all kinds of real estate guarantees, including pledges, mortgages, trusts or any other guarantees permitted under Mexican law or by the law of any other jurisdiction.

(19)	Guaranty obligations and indebtedness, of the Company or of any third party, either as a bailee guarantor, or of any other type, including as joint or several obligor.

(20)	In general, execute and perform all acts, agreements, contracts and documents, including civil, business or of any other nature permitted by the applicable law, in Mexico or abroad, to the extent it is necessary or convenient for the performance of the Company’s purpose.

Article Fourth. Duration. The duration of the Company will be indefinite.

Article Fifth. Nationality. The Company is of Mexican nationality. Any foreigner who upon incorporation or thereafter acquires an interest or participation in the Company shall, by that mere fact, be considered as a Mexican with respect (a) to the shares or rights that it acquires from the Company; (b) the goods, concession rights, participations or interests of which the Company is the holder; and (c) of the rights and obligations resulting from agreements in which the Company is a party, and it shall be understood that it agrees not to invoke the protection of its Government, under the penalty, in the contrary case, of forfeiting the rights or assets it may have acquired in favor of the Mexican nation.

CHAPTER II

CAPITAL STOCK AND SHARES

Article Sixth. Capital Stock. The capital stock shall be variable. The minimum fixed portion of the capital stock, without right of withdrawal, is the amount of $50,000 (Fifty Thousand pesos 00/100 Mexican currency), and is represented by 10,000 (Ten Thousand) shares. The capital stock shall be represented by common, nominative shares, with only one class, which par value shall not be expressed.

Article Seventh. Shares. The shares of the capital stock will belong to the series of shares that the Stockholders’ Meeting resolves upon its issuance. The total amount of the shares in which the capital stock is divided may be freely subscribed, in the terms of the Foreign Investment Law (Ley de Inversión Extranjera) and its Regulation and any other applicable law.

Within its respective series, each share will grant equal rights and/or obligations to their holders. Each share will grant to their respective holders the same property rights; therefore all shares shall equally participate, without distinctions, in every dividend, reimbursement, amortization, or distribution of any nature in the terms established herein. To avoid any distinction in the shares quotation price, the provisional or definite share certificates shall not establish any differences between the shares representing the minimum fixed portion and the variable portion of the capital stock. Each share shall grant one vote in the General Stockholders’ Meeting.

Upon prior authorization from the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores), the Company may issue limited, restricted, or non-voting shares, in accordance with the provisions of Article 54 (Fifty-Four) of the Securities Market Law (Ley del Mercado de Valores) and other legal applicable legal provisions. Shares other than common shares, with no voting rights or with limited or restricted voting rights, may not exceed (twenty- five percent) of the paid-in capital stock that the National Banking and Securities Commission deems traded among the investing public, on the date of the public offering. The National Banking and Securities Commission may increase the aforementioned limit, in the case of schemes that contemplate the issuance of any type of shares mandatorily convertible into common shares within a term not exceeding 5 (five) years, counted as from the date of their offering, or in the case of shares or investment schemes that limit voting rights based on the nationality of the holder.

The non-voting shares will not be considered for purposes of establishing the quorum of the General Stockholders’ Meeting, while the shares with limited o restricted voting rights will only be counted to legally hold the Stockholders’ Meetings regarding the issues and matters where they are entitled to vote.

Upon the issuance of the shares with limited, restricted or without any voting rights, the General Stockholders’ Meeting that agrees to issue such shares shall establish the rights, limitations and other applicable characteristics. In such case, the shares that are issued pursuant to this Article Seventh, shall be from a different series that the ones that represent the capital stock of the Company.

Article Eighth. Unsubscribed Shares. The Company may issue unsubscribed shares, regardless if they represent the fixed or the variable portion of the capital stock, shares that shall be held in the treasury of the Company to be delivered once their payment and subscription is made.

In addition, the Company may issue unsubscribed shares for its subscription by the stockholders or any third party, pursuant to the terms and conditions set forth in Article 53 (Fifty-Three) of the Securities Market Law or any provision that substitutes such law from time to time, including obtaining the public offering authorization from the National Banking and Securities Commission.

The preemptive right referred to in Article 132 (one hundred and thirty-two) of the General Law of Companies (Ley General de Sociedades Mercantiles) will not apply in the case of increases to the capital stock carried out under the terms of Article 53 (Fifty-Three) of the Securities Market Law or any other provision replacing it.

Article Ninth. Acquisition of the Company’s Own Shares. The Company may acquire the shares that represent its own capital stock or any negotiable instruments or any other instrument that represent such shares, without being applicable the prohibition set forth in the first paragraph or Article 134 (one hundred thirty-four) of the General Law of Commercial Entities (Ley General de Sociedades Mercantiles).

The acquisition of its own shares shall be made in terms and pursuant to Article 56 (Fifty-Six) of the Securities Market Law and any other applicable provisions at the time of such acquisition. The acquisition of own shares will always be carried out through the stock exchange in which the shares representing the capital stock of the Company are listed, provided that such acquisition is permitted by applicable law and regulations, at market prices, or otherwise, through public offerings or auctions authorized by the National Banking and Securities Commission.

The shares that are held by the Company, or in such case, the issued and unsubscribed shares that are held in the treasury of the Company, may be subscribed by any stockholder of the Company or any third party, with the previous consent of the Board of Directors. For these proposes, it shall not be applicable Article 132 (one hundred thirty-two) of the General Law of Commercial Entities.

The acquisition by the Company of its own shares shall be made against the Company’s equity and in such event, the acquired shares may be kept by the Company without decreasing its capital stock; or against the Company’s capital stock, where such shares shall be converted into unsubscribed shares that the Company shall keep in the Company’s treasury, without the need of the previous consent of the General Stockholders’ Meeting, notwithstanding the Board of Directors may consent such conversion. The General Stockholders’ Meeting shall expressly agree for each fiscal year, the total amount of proceeds that may allocated for acquiring the Company’s shares or any negotiable instruments or any other instrument that represent such shares, being the only limitation that the total proceeds to be allocated for these purposes shall not exceed the sum of the total balance of the Company’s net profit, including the net profits that have been withheld in previous fiscal years. The Board of Directors shall appoint the responsible persons for the acquisition and subscription of the Company’s own shares.

As long as the shares are held by the Company, such shares shall not be represented or voted in the Stockholders’ Meetings and shall not have any corporate or economic rights.

Entities controlled by the Company may not acquire, directly or indirectly, shares representing the capital stock of the Company, or negotiable instruments representing such shares; with the following exceptions (i) acquisitions made through investment funds, and (ii) acquisitions made by such companies to implement or comply with stock option plans for employees and pension, retirement, and seniority premium funds and any other fund with similar purposes, created directly or indirectly by the Company, subject to applicable law, provided that the number of shares acquired for such purpose does not exceed 5% (five percent) of the total outstanding shares of the Company. The provisions of this paragraph will also apply to acquisitions made on derivative financial instruments or warrants with underlying shares representing the capital stock of the Company, which are payable in kind.

Pursuant to the provisions of Article 366 (Three Hundred Sixty-Six) of the Securities Market Law, persons related to the Company and trustees of trusts created for the purpose of establishing stock option plans for employees and pension, retirement, and seniority premium funds and any other funds with similar purposes, created directly or indirectly by the Company, may only dispose of, or acquire shares representing the capital stock of the Company the shares representing its capital stock or the negotiable instruments representing these, through public offerings or auctions authorized by the National Banking and Securities Commission, except in the cases provided in Article 367 (Three Hundred Sixty-Seven) of the Securities Market Law and other applicable provisions.

Article Tenth. Share Certificates. The provisional or definite share certificates shall be progressively numbered, may represent one or more shares, shall include the references established in Article 125 (one hundred twenty-five) of the General Law of Commercial Entities, Article 282 (two hundred eighty-two) and any other applicable provisions of the Securities Market Law and any other applicable provisions, and shall be signed by 2 (two) members of the Board of Directors.

In the case of permanent share certificates, these may have attached progressively numbered coupons as determined by the Board of Directors, that shall be used for payment of dividends or for the exercise of any other rights granted by the General Stockholders’ Meeting or Board of Directors, being the Board capable of waiving the need of such coupons.

For shares that are deposited with an institution for securities deposit, the Company may deliver to such institution several or one share certificate that represent a portion or all the shares of the capital stock of the Company. In such case, the share certificates shall be issued with the legend “to be deposited” in the corresponding institution for securities deposit, without being required to include the name, domicile or nationality of the stockholder, pursuant to the provisions of the Securities Market Law and any other applicable provisions. In addition, the Company may issue share certificates without any attached coupons. In this case, the certificates issued by the securities deposit institution shall be considered as such coupons for all the legal purposes, in terms of the Securities Market Law. The Company shall issue the corresponding definitive share certificates within the agreed period, as the case may be, by the General Stockholders’ Meeting or the Board of Directors, pursuant to the terms of the General Law of Commercial Entities.

Article Eleventh. Shares Registry Book. The Company shall have a Shares Registry Book in accordance with Articles 128 (one hundred and twenty-eight) and 129 (one hundred and twenty- nine) of the General Law of Commercial Entities which may be kept by the Secretary of the Board of Directors of the Company, in which all transactions relating to the subscription, acquisition or transfer of shares shall be recorded, and in which the names, addresses, nationalities and, if applicable, the code of the Federal Taxpayers Registry of the stockholders, as well as those in whose favor shares are transferred, shall be indicated.

In the event that the shares representing the capital stock of the Company are listed in stock exchanges, it shall be sufficient for their recording in such Shares Registry Book, the indication of such circumstance and of the institution for securities deposit in which the share certificate(s) is(are) deposited and, in such case, the Company shall consider as shareholders those who demonstrate such character with the statements issued by the relevant institution for securities deposit, complemented with the corresponding list of the owners of the shares drawn up by those who appear as depositors in such certificates, under the terms of the applicable law.

The Shares Registry Book will remain closed as of the date in which the statements are issued pursuant to the applicable law, until the immediately following business day from the date of the relevant Meeting. During such period no entry shall be made in such Share Registry Book.

The Company shall only consider as legitimate holder the person who appears registered as such in the Shares Registry Book in terms of Article 129 (one hundred and twenty-nine) of the General Law of Commercial Entities.

Article Twelfth. Increases and Decreases of the Capital Stock. With the exception of capital increases resulting from the issuance and subscription of the Company’s own shares pursuant to Article Ninth above and Article 56 (Fifty-Six) of the Securities Market Law and other applicable legal provisions, capital increases shall be made by resolutions of the Ordinary or Extraordinary General Stockholders’ Meeting, as the case may be, pursuant to the rules contained in this Article.

Increases in the fixed portion of the capital stock shall be made by resolution of the Extraordinary General Stockholders’ Meeting in accordance with these by-laws, with the corresponding amendment thereto.

Increases in the variable portion of the capital stock shall be made by resolution of the Ordinary General Stockholders’ Meeting. Upon the adoption of the corresponding resolutions, the General Stockholders’ Meeting that agreed the capital increase, or any subsequent General Stockholders’ Meeting, shall establish the terms or conditions on which such increase must be made, being the only formality to notarize the corresponding meeting minutes without having to amend these by- laws or register the corresponding deed in the Public Registry of Commerce of the Company’s domicile.

Pursuant to and subject to Article 53 (Fifty-Three) and other applicable provisions of the Securities Market Law, the Company may issue unsubscribed shares to be kept in the Company’s treasury to be subsequently subscribed by the stockholders or any third party. The foregoing, provided that (i) the extraordinary general stockholders’ meeting approves the maximum amount of the capital increase and the conditions under which the relevant issue of Shares must be made, (ii) the subscription of the issued Shares is made through a public offering, upon prior registration with the National Securities Registry (Registro Nacional de Valores), in both cases in compliance with the provisions of the Securities Market Law and other general provisions resulting therefrom, and

(iii) the amount of the subscribed and paid-in capital stock is announced when the authorized capital stock represented by the issued and unsubscribed Shares is offered. The preemptive right referred to in Article 132 of the General Law of Companies will not apply in the case of increases to the capital stock through public offerings.

Except for the increases in the stock capital resulting from the issue and subscription of the Company’s own shares pursuant to Article Ninth of these by-laws, all capital stock increases shall be recorded in a Book of Capital Variations to be kept by the Company for this purpose.

The capital increases may be made under any of the circumstances referred to in Article 116 (one hundred and sixteen) of the General Law of Commercial Entities, through payment in cash or in kind, through a capitalization of liabilities or reserves payable by the Company or of any other capitalizable accounts of the stockholders’ equity. Considering the Company’s shares certificates do not have a nominal value, it will not be necessary to issue new share certificates in the event of a capital increase as a result of any premium capitalization, capitalization of withheld earnings, capitalization of valuation or revaluation reserves or any other capitalizable item.

In the event of capital increases through payment in cash or in kind or by the capitalization of the Company’s liabilities, the existing stockholder of the Company shall have preferential rights to subscribe the new shares that are issued to register such capital increase, in proportion of the number of shares each stockholder owns, on the date of the General Stockholders’ Meeting where the capital increase is approved, within the respective series, within a term of 15 (fifteen) calendar days calculated from the notice publication date in the electronic system established by the Ministry of Economy (Secretaría de Economía) or calculated from the date the Stockholders’ Meeting was held in the event that all shares of the capital stock of the Company were represented thereto. In case of capital increases through an accounts capitalization of the stockholders’ equity, all stockholders shall have the right over its proportional share of such accounts, for which, if applicable, such stockholders shall receive such shares of the class or series previously determined by the General Stockholders’ Meeting.

In the event that there are remaining unsubscribed shares after the term established in paragraph above for the stockholders to exercise its preferential right in terms of this Article, such shares may be offered to any person for its subscription and payment, in the conditions and within the term established by the Stockholders’ Meeting that agreed in such capital increase or in the conditions and within the term established by the Board of Directors or the Delegates appointed by the Stockholders’ Meeting for such purpose, in the understanding that the price and other terms at which such shares are offered to third parties, may not be less than the price at which they were previously offered to the Company’s current stockholders. In the event such shares are not subscribed and paid, such shares may be kept in the Company’s treasury or may be cancelled, in both cases, with a previous capital decrease as determined by the Stockholders’ Meeting in accordance with the applicable law.

Except for capital stock decreases resulting from the acquisition of the Company’s shares referred to in Article Ninth above, Article 56 (Fifty-Six) of the Securities Market Law and other applicable provisions, as well as the scenarios specifically established in this Article Twelfth, the capital stock may only be decreased by the resolution of a General Ordinary or Extraordinary Stockholders’ Meeting, as the case may be, subject to the provisions of the General Law of Commercial Entities and in accordance with the following rules:

(a)	The capital stock decreases, in its fixed portion, must be resolved by the resolution of a General Extraordinary Stockholders’ Meeting, being necessary to amend the Company’s by-laws, follow the provisions of Article 9 (nine) of the General Law of Commercial Entities, with the exception of decreases in the capital stock of the Company resulting from the acquisition by the Company of the Company’s shares as described in in Article Ninth above.

(b)	The decreases in the capital stock of the Company, in its variable portion, except those resulting from the acquisition by the Company of the Company’s shares as described in in Article Ninth above, may be made by the resolution of a General Ordinary Stockholders’ Meeting, being the only formality that the corresponding Meeting minutes must be notarized before a notary public, without the need to amend the Company’s by-laws or register the corresponding public deed in the Public Registry of Commerce of the Company’s domicile.

(c)	Except for the decreases in capital stock of the Company resulting from the acquisition by the Company of the Company’s shares as described in in Article Ninth above, any decrease in the capital stock of the Company must be recorded in a Book of Capital Variations that the Company will keep for this purpose.

(d)	The capital stock of the Company may be decreased to absorb any losses or to reimburse any contributions made by the stockholders, as well as to release the stockholders from unpaid installments in case of shares that are pending to be paid at the moment of its issuance, or as a result of the redemption and cancellation of the shares which amount has not been fully subscribed and paid in accordance with the resolutions previously made by the General Stockholders’ Meeting; in such case, it shall not be necessary an additional resolution by the General Stockholders’ Meeting or by the Board of Directors, in the event that the General Stockholders’ Meeting has expressly delegated the power to the Board. In no event may the capital stock of the Company be reduced to an amount lesser than the legal minimum, if any.

(e)	The decreases in the capital stock of the Company to absorb losses shall be made proportionally among all the shares representing the capital stock, without being necessary to cancel any shares, since the shares do not have a nominal value.

Pursuant to the provisions of the Securities Market Law, the stockholders holding the shares that represent the variable portion of the Company’s capital stock, shall not have the right of withdrawal referred to in Article 220 (two hundred and twenty) of the General Law of Commercial Entities.

The Company may redeem shares with distributable profits without decreasing its capital stock, with the previous resolution by the Extraordinary General Stockholders’ Meeting, observing the provisions of Article 136 (one hundred and thirty-six) of the General Law of Commercial Entities, and observing the following rules:

(a)	When the shares are redeemed to all stockholders, such redemption shall be made in such a way that, after the redemption by the Company, all stockholders shall have the same participation percentages as they had immediately before such redemption was made; and

(b)	The share certificates that hold the redeemed shares, shall be cancelledArticle Thirteenth. Provisions on Change of Control.

(c)	Definitions.

For the purposes of this Article Thirteenth, the following terms shall have the following meaning, in their singular and plural form:

“Shares”: means any and all shares representing the capital stock of the Company, whatever their class, series, sub-series or denomination, or any certificate, security, right (including options), or instrument issued or created on the basis of, referenced to, or whose underlying asset are such shares, including ordinary participation certificates, deposit certificates, or negotiable instruments, regardless of the governing law or the market in which the shares are placed or have been entered into or granted, or conferred any right over such shares or is convertible into, or exchangeable for, such shares, including derivatives and financial instruments, options, warrants, and convertible debentures.

“Acquisition” has the meaning set forth in subsection (b) of this Article Thirteenth.

“Voting Agreement” has the meaning set forth in subsection (b) of this Article Thirteenth.

“Affiliate” means (i) with respect to Persons who are not natural persons, all Persons who directly or indirectly through one or more intermediaries, Control, are Controlled or are under the common Control of the first Person, and (ii) with respect to natural persons, means any past, present or future spouse and any direct or indirect ascendants or descendants, including parents, grandparents, children, grandchildren and siblings.

“Competitor” means any Person engaged, directly or indirectly, by any means or through any Person, vehicle or contract, principally as its principal activity, in the business of direct sales in any form or otherwise predominantly as its principal activity in such business.

“Consortium” means the group of Entities, regardless of the jurisdiction under which they are constituted or exist, linked to each other by one or more natural persons who, if they are part of a Group of Persons, have Control of the former.

“Control”, “Controlled” or “Controlled” (including the terms “Controlled”, “Controlled”, “Controlled” and “under Common Control”) means in respect of any Person, through a Person or Group of Persons and independently of the jurisdiction under which they are constituted or exist, (i) the power to impose, directly or indirectly, by any means, resolutions or decisions, or to veto or prevent such resolutions or decisions from being taken, in any sense, at General Stockholders’ or Partners Meetings, or equivalent bodies, or to appoint or remove the majority of the directors, administrators, managers or their equivalents of said Person; (ii) maintain the ownership of any class of Shares or rights related thereto which permit, directly or indirectly, the exercise of voting rights in respect of more than 50% (fifty percent) of the Shares, of whatever nature, with voting rights of such Person, and/or (iii) the power to direct, determine, influence, veto or impede, directly or indirectly, the policies and/or decisions of the Board of Directors or of the management, strategy, activities, operations or principal policies of such Person, whether through ownership of Shares, by contract or agreement, written or oral, or by any other means, regardless of whether such control is apparent or implied.

“Initial Public Offering Date”

“Group of Persons” means Persons, including Consortia or Business Groups, who have agreements, of any nature, verbal or written, to make decisions in the same direction or to act jointly. In the absence of proof to the contrary, it is presumed that they constitute a “Group of Persons”:

(i)	persons who are related by consanguinity, affinity or civil relationship up to the fourth degree, spouses, concubine and concubinary, or cohabitants; and (ii) persons who are not related by consanguinity, affinity or civil relationship up to the fourth degree, spouses, concubine and concubinary, or cohabitants; and

(ii)	Entities, regardless of the jurisdiction under which they are constituted, that form part of the same Consortium or Business Group and the person or group of persons that have control of said Entities.

“Business Group” means the group of Entities, regardless of the jurisdiction under which they are constituted or exist, organized according to schemes of direct or indirect participation in the capital stock or equivalent, linked by contract, or in any other way, in which the same Entity, of any type, maintains the Control of such Entities.

“Significant Influence” means the ownership of rights that allow, directly or indirectly, to exercise the right to vote with respect to at least 20% (twenty percent) of the capital stock of a Entity.

“20% Participation” means the ownership or holding, individually or jointly, directly or indirectly, through any Person, of at least 20% (twenty percent) of the capital stock or equivalent of an Entity or of any right that grants such Person or Persons the power to vote on 20% (twenty percent) of the capital stock of an Entity.

“Person” means any natural person, Entity or any of the Subsidiaries or Affiliates thereof, of any nature whatsoever, whether or not they are called, whether or not they have legal existence, and in accordance with the law of any jurisdiction, or any Consortium, Group of Persons or Business Group acting or intending to act in a joint, concerted or coordinated manner for the purposes of this Article.

“Entity” means any entity, partnership, limited liability company, company, association, co-investment, joint venture, trust, unincorporated or unincorporated organization or governmental authority or any other form of economic or business association constituted under the laws of any jurisdiction.

“Related Persons” means the Persons who, with respect to the Company, are located in one of the following cases:

(i)	Persons who have Control or Significant Influence over any Entity forming part of the Business Group or Consortium to which the Company belongs, as well as the directors, administrators or relevant executives of the Persons making up said Consortium or Business Group;

(ii)	Persons who have Power to Control with respect to a Person who forms part of the Consortium or Business Group to which the Company belongs;

(iii)	the spouse, concubine and concubinary, cohabitants, and persons who are related by consanguinity, by affinity or civil relationship up to the third degree, to natural persons who are located in any of the cases indicated in paragraphs (i) and (ii) above, as well as the partners of, or co-owners together with, the natural persons mentioned in said paragraphs with whom they have business relations;

(iv)	Entity that are part of the Consortium or Business Group to which the Company belongs; and/or

(v)	Entity over whom any of the persons referred to in (i) to (iii) above exercise Significant Control or Influence.

“Power to Control” means the factual capacity to decisively influence the resolutions adopted in the Stockholders’ Meetings or sessions of the Board of Directors or in the management, administration and execution of the business of the Entities or of the Entities that form part of the Business Group or Consortium to which said Entity belongs or which it Controls or in which it has Significant Influence. It is presumed that they have the power to control the Entities, unless there is evidence to the contrary, the Persons who are located in any of the following scenarios:

(i)	The stockholders or partners who have the Control of an Entity or of the Entities who form part of the Business Group or Consortium to which said Person belongs.

(ii)	The individuals who have links with an Entity or with the Entities or that form part of the Business Group or Consortium to which said Entity belongs or that this Entity Controls or in which it has a Significant Influence, through life, honorary positions or with any other similar title or similar to the previous ones;

(iii)	The Persons who have transmitted the Control of the Entity or of the Legal Persons that form part of the Business Group or Consortium to which said Entity belongs or in which this Entity has Significant Influence, under any title and free of charge or at a value lower than the market or accounting value, in favor of individuals with whom they are related by consanguinity, affinity or civil up to the fourth degree, the spouse, concubine or concubinary; and

(iv)	Those who instruct directors or relevant executives of the Entity or of the Entities who form part of the Business Group or Consortium to which said Entity belongs or which it Controls or in which it has Significant Influence, in the taking of decisions or in the execution of operations in an Entity which forms part of the Business Group or Consortium to which said Entity son belongs or which it Controls or in which it has Significant Influence.

“Subsidiary” means, with respect to any Person, any company or other organization in respect of which a Person owns a majority of the shares or securities representing its capital stock or voting interests, or the Voting Control of such company and/or organization, either directly or indirectly, or in respect of which a Person has the right to appoint a majority of the members of its board of directors (or equivalent governing body) or its administrator.

(a)	Authorization of an Acquisition of Securities by the Board of Directors.

Any direct or indirect acquisition of Shares, under any title or legal scheme, that is intended to be carried out in one or more simultaneous or successive operations or acts of any legal nature, without any time limitation between them, whether through a securities exchange or not, in Mexico or abroad, including structured transactions such as mergers, corporate reorganizations, divisions, consolidations, adjudication or execution of guarantees or other similar operations or legal acts (any such operations being an “Acquisition”), by one or more Persons, Related Persons, Group of Persons, Business Group or Consortium, shall require for its validity the favorable prior written consent of the Board of Directors each time the number of Shares to be acquired, when added to the Shares comprising its prior holding of Shares in the Company, as the case may be, results in the acquirer or acquirers holds a percentage in the capital stock of the Company equivalent to or greater than 9.9% (nine point nine percent). Once that percentage is reached, any subsequent Acquisition of Shares by each of said Persons, Related Persons, Group of Persons, Business Group or Consortium by means of which they acquire additional Shares of the Company representing 2% (two per cent) or more, must be notified to the Board of Directors of the Company at the corporate domicile of the Company (through the Executive Chairman of the Board with a copy to the Secretary who is not a member of the Board). No additional authorization is required to make such subsequent Acquisitions (i.e., such Acquisitions in excess of those previously approved by the Board of Directors to reach 9.9% (nine point nine percent) of the capital stock) or to enter into Voting Agreements until the percentage of participation in the capital stock is equal to or greater than 20% (twenty percent); in the understanding that the Company shall follow the reporting obligations to the Board of Directors must be observed (through the notifications mentioned above).

The favorable agreement of the Board of Directors, prior and in writing, shall also be required for the execution and effectiveness of agreements, whether oral or written, regardless of their denomination or the title or classification given to such agreements, where voting mechanisms or agreements of association are formed or included, including voting blocks, or that certain Shares, directly or indirectly, shall be combined in some other way, or for the performance of any act tending to or involving a change in the Control of the Company or a 20% (twenty percent) Interest in the Company (each, a “Voting Agreement” and, collectively, the “Voting Agreements”), provided that it shall not be considered a Voting Agreement, any temporary agreement between stockholders whose purpose is the exercise of minority rights established in the applicable law shall be permitted and shall not require the authorization of the Board of Directors. In any event, such Voting Agreements (including permitted temporary agreements) must be duly notified and delivered to the Company and their existence will be disclosed by the Company to its stockholders.

For these purposes, the Person who individually, or jointly with the applicable Related Person(s), or the Group of Persons, Business Group or Consortium that intends to make any Acquisition or enter into any Voting Agreement, must comply with the following:

1.	The interested party or parties must submit a written request for authorization for consideration by the Board of Directors. Said request must be addressed and delivered, in a reliable manner, to the Chairman of the Board of Directors, with a copy to the Secretary who is not a member thereof, at the Corporate domicile. The abovementioned request must be submitted under protest of truth and must contain at least the following information

i.	if applicable, the number and class or series of Shares of which the Person(s) concerned and/or any Related Person(s) thereto or the Group of Persons, Business Group or Consortium (A) owns or co-owns, either directly or through any Related Person(s), and/or (B) in respect of which it intends to enter into a Voting Agreement;

ii.	the number and class or series of Shares which they intend to acquire, by Acquisition or which, as the case may be, will be the subject of any Voting Agreement;

iii.	(A) the percentage which the Shares referred to in (i) above represent of the total Shares issued by the Company, and (B) the percentage which the sum of the Shares referred to in (i) and (ii) above represent of the total Shares issued by the Company, on the understanding that for such purpose it may be based on the total number of shares reported by the Company to the securities exchange on which its shares are listed;

iv.	the identity, principal line of business and nationality of the Person(s), Group of Persons, Consortium or Business Group that intends to carry out the Acquisition or enter into the relevant Voting Agreement; it the understanding that if any of them is an Entity, the identity and nationality of each of the partners, stockholders, founders, beneficiaries or any equivalent who finally, directly or indirectly, have Control of said Entity must be specified;

v.	the reasons and objectives for which it intends to make an Acquisition or enter into the relevant Voting Agreement, particularly mentioning whether it intends to acquire, directly or indirectly, (A) shares additional to those referred to in the authorization request, (B) a 20% (twenty percent) Share, or (C) Control of the Company;

vi.	whether it has a direct or indirect participation (and the amount and percentage of such participation) in the capital stock or in the management or operation of a Competitor or any Related Person to a Competitor, or whether it has any economic or business relationship with a Competitor or any Related Person to a Competitor, or whether any of its Related Persons are Competitors;

vii.	whether it has the authority to acquire the Shares or enter into the relevant Voting Agreement, in accordance with the provisions of these by-laws and applicable law; if so, whether it is in the process of obtaining any consent or authorization, from which Person, and the terms and conditions in which it expects to obtain it;

viii.	the origin of the economic resources that it intends to use to pay the price of the Shares that are the object of the application; if the resources come from any financing, the solicitant shall specify the identity and nationality of the Person providing him with such resources and whether such Person is a Competitor or a Related Person to a Competitor, and the documentation evidencing the respective financing agreement and the terms and conditions of such financing. The Board of Directors may request the Person to submit such request, as it considers necessary to guarantee payment of the respective purchase price and before granting any authorization in accordance to the foregoing, additional evidence with respect to the financing agreement (including evidence that no conditions exist in such agreement) or the establishment or granting of

(A) bond, (B) guarantee trust, (C) irrevocable letter of credit, (D) deposit, or (E) any other type of guarantee, for up to an amount equivalent to 100% (one hundred percent) of the price of the Shares to be acquired or which are the subject matter of such transaction or agreement, designating the stockholders, either directly or through the Company, as beneficiaries;

ix.	the identity and nationality of the financial institution that would act as intermediary, in the event that such Acquisition is made through a public offer;

x.	if applicable, in the case of a public offer to purchase, a copy of the project offer document or similar document which it intends to use for the acquisition of the Shares or in connection with such transaction or arrangement, complete as at that date, and a statement as to whether it has been authorized by, or submitted for authorization by, the competent authorities (including the National Banking and Securities Commission); and

xi.	an address in Mexico City to receive notifications and notices in connection with the filed application.

In the cases that the Board of Directors so determines, for confidential information that cannot yet be disclosed or for any other justified reasons in the opinion of the Board of Directors, the Board of Directors may, at its sole discretion, exempt the applicant from following with one or more of the requirements listed above.

2.	Within five (5) business days following the date on which the request for authorization referred to in paragraph 1 (one) above was received, the Executive Chairman and/or Secretary shall summon a session of the Board of Directors to consider, discuss and resolve on the request for such authorization. The summons to the sessions of the Board of Directors must be made in writing and sent in accordance with the provisions of these by-laws.

3.	The Board of Directors may request from the Person who intends to make the Acquisition or enter into the corresponding Voting Agreement, the additional documentation and the clarifications it considers necessary to properly analyze the request, as well as to hold any meetings, to resolve on the request for authorization presented to it; in the understanding that any request of this nature on the part of the Board of Directors must be submitted by the applicant within 15 (fifteen) calendar days following the date on which the Board of Directors has so requested in writing, and in the understanding, furthermore, that the request shall not be considered as final and complete, but until the Person who intends to carry out the Acquisition or execute the Voting Agreement submits all additional information and makes all clarifications requested by the Board of Directors.

The Board of Directors shall be obligated to resolve any request for authorization received under the terms of this Article of the by-laws within the period of 90 (ninety) calendar days following the sending of the request or the date on which the request is duly integrated in accordance with the provisions of the preceding paragraph.

The Board of Directors must issue a resolution approving or rejecting the application. In any case, the Board of Directors will act in accordance with the guidelines established in the second paragraph of section (c) (“General Provisions”) below and must justify its decision in writing.

4.	In order for a session of the Board of Directors to be considered validly installed, on first or subsequent notice, to deal with any matter related to any request for authorization or agreement referred to in this Article, the attendance of at least 66% (sixty-six percent) of its proprietary members or their respective alternates shall be required. The resolutions shall be valid when adopted by the favorable vote of at least 66% (sixty-six percent) of the members of the Board of Directors.

5.	In the event that the Board of Directors authorizes the proposed Acquisition of Shares or the execution of the proposed Voting Agreement, and such Acquisition, Voting Agreement or, in general, such operation implies (i) the acquisition of a 20% (twenty percent) or greater Share, and/or (ii) a change of Control, in addition to any authorization requirement established in this Article, the Person or Group of Persons intending to make the Acquisition or enter into the Voting Agreement must, prior to acquiring the Shares or entering into the respective Voting Agreement object of the authorization, make a purchase offer for 100% (one hundred percent) of the outstanding Shares, at a price payable in cash not less than the highest of the following:

(i)	the book value per Share, in accordance with the latest quarterly financial statements approved by the Board of Directors and presented to the National Banking and Securities Commission or to the applicable securities exchange; or

(ii)	the highest closing price per Share with respect to transactions in the securities exchange where the Shares are placed, published in any of the 365 (three hundred and sixty-five) days prior to the date of the application filed or the authorization granted by the Board of Directors; or

(iii)	the highest price paid with respect to the purchase of any Shares, during the 365 (three hundred and sixty-five days) days immediately before sending of the request or the authorization granted by the Board of Directors, by the Person who intends to make the Acquisition or enter into the Voting Agreement.

In each of these cases (items (i) to (iii) above), a premium equal to or greater than 15% (fifteen percent) shall be paid in respect of the price per Share payable in connection with the requested Acquisition, on -\45the understanding that the Board of Directors may modify, upwards or downwards, the amount of such premium, taking into account the opinion of a reputable investment bank.

The public tender offer referred to in this section 5 must be completed within 90 (ninety) days of the date of the Board of Directors’ authorization, on the understanding that such term may be extended for an additional period of 60 (sixty) days if the applicable governmental authorizations continues to be pending on the date of expiration of the initial term referred to above.

The price paid for each Share shall be the same, irrespective of the class or series of Shares.

In the event that the Board of Directors receives, on or before the closing of the Acquisition or the execution of the Voting Agreement, an offer from a third party, requesting to make the Acquisition of at least the same number of Shares, on better terms for the stockholders or holders of Shares of the Company (including the type and amount of the consideration), the Board of Directors shall have the capacity to consider and, if applicable, authorize such second request, revoking the authorization previously granted (regardless that the General Stockholders’ Meeting has previously authorized the first Acquisition first request), and submitting both requests for consideration by the Board of Directors itself, in order for the Board of Directors to approve the request it considers appropriate, on the understanding that if the Board rejects both offers, then it will send such offers to the General Stockholders’ Meeting in accordance with paragraph 8 below, in that understanding that any approval will be without prejudice to the obligation to carry out a tender offer in terms of this Article and applicable law.

6.	Such Acquisitions of Shares that do not correspond to (i) the acquisition of a 20% (twenty per cent) of the capital stock of the Company, or (ii) a change of Control, may be registered in the Company’s Shares Registry Book, once authorized by the Board of Directors and consummated on its terms. Such Acquisitions or Voting Agreements involving (and) the acquisition of a 20% (twenty percent) of the capital stock of the Company, or (z) a change of Control, may be registered in the Company’s Share Register Book until the tender offer referred to in section 5 above has been completed.

7.	The Board of Directors may deny its authorization for the requested Acquisition or for the execution of the proposed Voting Agreement, informing the applicant in writing the reasons for the denial of such authorization, and may also establish the terms and conditions under which it would be in a position to authorize the requested Acquisition or the execution of the proposed Voting Agreement. The applicant shall have the right to request and hold a meeting with the Board of Directors or, as the case may be, with an ad-hoc committee appointed by the Board of Directors, to explain, expand or clarify the terms of its request, as well as to state its position through a document submitted to the Board of Directors.

8.	To the extent that the Board of Directors rejects a request for approval of an Acquisition or a Voting Agreement that involves (i) acquiring 20% (twenty percent) of the capital stock of the Company, or (ii) a change of Control, the Secretary of the Board of Directors shall be obligated to summon, within a period of 10 (ten) calendar days following such rejection (or within 20 (twenty) calendar days prior to the termination of the term for the Board of Directors to decide on such request), to an General Ordinary Stockholders’ Meeting at which the stockholders of the Company may, by the simple majority of the votes of the outstanding Shares of the Company, ratify the decision of the Board of Directors or revoke such decision; in such case, the resolution of the stockholders at such General Ordinary Stockholders’ Meeting shall be deemed as final and shall replace any prior rejection by the Board of Directors.

(b)	General Provisions.

For the purposes of this Article Thirteenth, it shall be understood that the Shares belong to one Person, if the shares are held by such Person, as well as to those Shares (i) which any Related Person is the holder, or (ii) which any Entity is the holder, when such Entity is Controlled by such Person. Likewise, when one or more Persons intend to acquire Shares in a joint, coordinated or concerted manner, in a one single act, series or succession of acts, regardless of the act that created such transaction or series of transactions, they shall be considered as a single Person for the purposes of this Article. The Board of Directors, considering the definitions contemplated in this Article Thirteenth, shall determine whether one or more Persons that intend to acquire Shares or enter into Voting Agreements shall be considered as a single Person for the purposes of this Article; in the understanding that it shall not be considered joint, coordinated or concerted acquisitions, such acquisition made by investors simultaneously as part of organized or coordinated marketing efforts through brokerage houses or similar intermediaries through a block of shares. In such determination, any information that as a matter of fact or a as matter or law is made available to the Board of Directors.

In its evaluation for the authorization request referred to in this Article, the Board of Directors shall take into account the following factors and any others it deems appropriate, acting in good faith and in the best interest of the Company and its stockholders and in compliance with its duties of due diligence and loyalty pursuant to the Securities Market Law: (i) the price offered by the potential purchaser and the type of consideration offered as part of such offer; (ii) any other relevant terms or conditions included in such offer, including the terms of the conditions precedent or subsequent of such offer, as well as the viability of the offer and the origin of the funds to be used for the Acquisition; (iii) the credibility, business and moral solvency and reputation of the potential purchaser; (iv) the effect on the Company of the proposed Acquisition or Voting Agreement with respect to the Company’s business, including its financial and operating position and its business prospects; (v) whether the Acquisition or Voting Agreement will have an effect on the Company’s proposed strategy, investments or future operations; (vi) potential conflicts of interest (including those arising from the Person making the application being a Competitor or Affiliate of a Competitor) in cases where the Acquisition or Voting Agreement does not relate to 100% (one hundred percent) of the Shares; (vi) the reasons raised by the potential purchaser for making the Acquisition or entering into the Voting Agreement; and (vii) the quality, accuracy and veracity of the information provided in the potential purchaser’s application.

If Acquisitions of Shares are made or restricted Voting Agreements are entered into in this Article, without obtaining a prior favorable written consent from the Board of Directors (or the General Ordinary Stockholders’ Meeting, in such cases described above), the Shares subject to such Acquisitions or Voting Agreements shall not grant any right to vote at any General Stockholders’ Meeting of the Company, under the sole liability of such acquirer, group of acquirers or parties to the applicable contract or agreement. The Shares subject to such Acquisitions or Voting Agreements that have not been approved by the Board of Directors (or the General Ordinary Stockholders’ Meeting in the cases described above) will not be recorded in the Company’s Share Registry Book, and any registrations previously made will be cancelled, and the Company shall not recognize or deem valid the records or lists referred to in Article 290 (two hundred and ninety) of the Securities Market Law, therefore, such records or lists shall not constitute evidence of the ownership of such Shares or grant the right to such holder to attend to any Stockholders’ Meetings or legitimize the exercise of any action, including any procedural action.

The authorizations granted by the Board of Directors pursuant to the provisions of this Article shall cease to be effective in case that the information and documentation used by the Board of Directors to make any decision ceases to be substantially true, complete and/or legal.

In the event of violating the provisions of this Article, the Board of Directors may agree, among others, the following measures: (i) the reversal of the performed transactions, with mutual restitution between the parties, if possible, or (ii) the transfer of the Shares subject to the Acquisition, to an interested third party previously approved by the Board of Directors at the minimum reference price determined by the Board of Directors.

The provisions of this Article shall not apply to (i) Acquisitions of Shares made by way of inheritance or succession, or (ii) Acquisitions of Shares by the Company, or by trusts set up by the Company, (iii) the transfer to a control trust or similar entity incorporated at any time in the future by the stockholders of the Company who were stockholders immediately before to the Date of the Initial Public Offering (as such term is defined below), or (iv) any temporary agreement between stockholders where it is agreed that a block of 10% (ten per cent) or more of the outstanding Shares shall elect the directors at any Stockholders’ Meeting.

The provisions of this Article shall apply in addition to any laws and general provisions relating to mandatory securities acquisitions in the markets where the Shares or any other issued securities or any rights related to such Shares are listed. In case this Article conflicts, in whole or in part, with such laws or general provisions, the law or the general provisions relating to mandatory securities acquisitions shall control.

This Article shall be registered in the Public Registry of Commerce of the Company’s domicile, and shall be included in the share certificates that represent the capital stock of the Company, in order for this Article to be effective against any third party.

This Article may only be removed from the by-laws or be amended by favorable resolution of (i) up to the third anniversary of the Initial Public Offering Date, the stockholders representing at least 95% (ninety-five percent) of the Shares outstanding on such date, and (ii) at any time after the third anniversary of the Initial Public Offering Date, the stockholders representing 66% (sixty-six percent) of the Shares outstanding on such date.

CHAPTER III

CORPORATE ADMINISTRATION

Article Fourteenth. Administrative Body. The administration of the Company shall be the responsibility of its Board of Directors, the Executive Chairman of the Board of Directors and its General Manager within the scope of their respective responsibilities. The Board of Directors shall be primarily responsible for establishing the general strategies for conducting the business of the Company and the entities controlled by the Company, as well as to oversee its management and performance of such entities executives.

The Board of Directors shall have between 9 (nine) members and not more than 21 (twenty-one), as established by the Company’s General Ordinary Stockholders’ Meeting, subject to the provisions in these by-laws regarding the appointment of the Minority Appointed Director (as such term is defined below). An alternate director may be appointed for each proprietary member. At least 25% (twenty-five percent) of the members of the Board must qualify as independent in terms of the Securities Market Law and the applicable provisions to the securities market where the Shares are registered. The alternate directors of the independent directors must also be considered independent. In the event of the temporary or permanent absence of a proprietary member, such vacancy shall be filled, as the case may be, by the alternate member who has been specifically appointed to replace such absent proprietary member.

The stockholders with shares with voting rights, even limited or restricted, that hold at least 10% (ten percent) or more of the Company’s capital stock, whether individually or jointly (the “Minority Stockholder with Designation Rights”), shall have the right to appoint and revoke at a General Stockholders’ Meeting one (1) member of the Board of Directors and its alternate (any such members of the Board of Directors, the “Minority Appointed Director”), and shall be able to enter into temporary voting agreements that will not require any authorization for its execution. The appointment of the Minority Appointed Director may only be revoked by the remaining stockholders when all other directors are revoked, and in such case, the substituted members shall not be appointed during the 12 (twelve) months immediately after the revocation date.

The appointment or election of the members of the Board of Directors by stockholders that are not Minority Stockholder with Designation Rights shall be made through an Ordinary General Stockholders’ Meeting with the majority vote of the stockholders with voting rights and that are present at such meeting (the “Majority Appointed Directors”) in accordance with the provisions of these by-laws. The majority of the Company’s Stockholders may at any time appoint at least 9 (nine) members of the Board of Directors, who will be appointed in addition to the Minority Appointed Directors; the above, in the understanding that, if the majority Stockholders intend to appoint more than 9 (nine) members, the minority rights described in the immediately preceding paragraph must be followed at all times and, if necessary, the number of Majority Appointed Directors shall be reduced in order to allow the Minority Stockholders with Designation Rights of their rights described above (including the execution of a temporary voting agreement).

For the purposes of these by-laws, the independent directors shall be those persons selected for their experience, capacity and professional prestige, who meet the requirements established in Article 26 (Twenty-Six) of the Securities Market Law and the applicable provisions to the securities market where the Shares are registered.

The General Ordinary Stockholders’ Meeting shall be responsible to qualify the independence of the members of the Board of Directors. The National Banking and Securities Commission, upon prior exercise of the right to a hearing of the Company and the director in question, may object to the qualification of independence of the members of the Board of Directors, if there is evidence of the lack of independence, within a term of 30 (thirty) business days as from the notice given by the Company.

Article Fifteenth. Members of the Board of Directors. The members of the Board of Directors may or may not be stockholders of the Company, provided that they shall have legal capacity to exercise their office and not be disqualified from exercising acts of commerce. Under no circumstance shall any member of the Board of Directors be a person that has been the Company’s external auditor or be part of the Company’s Business Group or Consortium, as the case may be, during the 3 (three) years immediately before his/her appointment date.

The appointed Minority Appointed Directors by any Minority Stockholders with Designation Rights in an Annual General Ordinary Stockholders’ Meeting, shall hold his/her office for a period of 1 (one) year, and at each Annual General Ordinary Stockholders’ Meeting the Minority Stockholders with Designation Rights may (i) revoke the appointment of such Minority Appointed Director and appoint a different Minority Appointed Director in order to take his/her place; or (ii) ratify the appointment of such Minority Appointed Director; provided that if the Minority Stockholders with Designation Rights ceases to hold at least 10% (ten percent) of the Company’s capital stock at the time such Annual General Ordinary Stockholders’ Meeting is held or such Minority Stockholders with Designation Rights ceases to have a temporary voting agreement for such purposes, the Minority Appointed Director may be removed from the Board of Directors by the majority of the Company’s stockholders without the need to remove all the members of the Board of Directors.

Except in the event that all members of the Board of Directors are removed, or in the event of resignation of such members, in which case the alternate members of the Board, or any proprietary director appointed in their place, must remain in office for the remainder of the applicable period to the resigned director, the Majority Appointed Directors and the Minority Appointed Directors shall remain in office for a period of 1 (one) year; in the understanding that their appointment may be renewed by means of their re-election in accordance with the provisions of the two preceding paragraphs, as the case may be, until the General Stockholders’ Meeting of the Company revokes their appointment, and they shall continue in the performance of their duties even if they have been removed as established herein or by resignation from their office, for up to 30 (thirty) calendar days, in the absence of the appointment of the substitute or when the latter does not take office, without being subject to the provisions of Article 154 (one hundred and fifty-four) of the General Law of Commercial Entities. The Board of Directors may appoint interim directors, without the intervention of the General Stockholders’ Meeting, in the event the term for their appointment has expired, the director has resigned, is incapable or dies or the provision of Article 155 (one hundred and fifty-five) of the General Law of Commercial Entities is updated. The General Stockholders’ Meeting of the Company shall ratify such appointments or appoint the substitute directors at the following Meeting after such event occurs.

For purposes of this Article Fifteen, one (1) year shall be understood as the period elapsed between the date in which a General Ordinary Stockholders’ Meeting is held to deal with the matters referred to in Article 181 (one hundred and eighty-one) of the General Law of Commercial Entities and the date in which the next General Ordinary Stockholders’ Meeting is held to deal with such matters.

Article Sixteenth. Appointments. The Board of Directors, at its first meeting immediately after the Meeting that appointed it, shall appoint from among its members the Executive Chairman, who shall have the authorities and duties that, if applicable, are determined by the General Stockholders’ Meeting or the Board of Directors itself.

The Board of Directors may also appoint the Secretary and the alternate Secretary, who may not be members of the Board of Directors, and shall also appoint the persons who will hold the other positions created for the best performance of their duties.

The temporary or definitive absences of the directors will be covered by the alternates. The copies or certificates of the meeting minutes of the Board of Directors and of the General Stockholders’ Meeting, as well as of the entries contained in the non-accounting corporate books and registries, and, in general, of any document in the Company’s files, may be authorized and certified by the Secretary or by the Alternate Secretary, who may also, jointly or separately, appear before a notary public to formalize the aforementioned minutes, without the need of any resolution, and to execute, jointly or separately, and publish any call to the General Stockholders’ Meeting of the Company ordered or resolved by the Board of Directors, the Audit Committee or the Corporate Practices Committee in accordance with the Securities Market Law and these by-laws.

Article Seventeenth. Powers of the Board of Directors. The Board of Directors shall have the legal representation of the Company, and consequently, shall be vested with the following powers:

1.- To exercise the power-of-attorney of the Company for lawsuits and collections that is granted with all the general authorities and even the special ones that require a special clause in accordance with the law, for which it is granted without any limitation, in accordance with the provisions of the first paragraph of Article 2,554 (two thousand five hundred and fifty-four) of the Civil Code for the Federal District and its correlatives of the Civil Codes of all the States of the Republic and of the Federal Civil Code; shall therefore be empowered, including but not limited to, to file criminal complaints and accusations and grant pardons, to become an offended party or coadjutant in criminal proceedings, to desist from the actions it attempts;

to promote and desist in amparo proceedings; to compromise, to submit to arbitration, to articulate and absolve positions, to assign property, to challenge judges, to receive payments and to perform all acts expressly determined by law, including representing the Company before administrative and judicial authorities and labor tribunals.

2.- For acts of administration in accordance with the provisions of the second paragraph of Article 2,554 (two thousand five hundred and fifty-four) of the Civil Code for the Federal District and its correlatives of the Civil Codes of the States of the Republic and the Federal Civil Code.

3.- For acts of ownership, in accordance with the provisions of the third paragraph of Article 2,554 (two thousand five hundred and fifty-four) of the Civil Code for the Federal District and its correlatives of the Civil Codes of the states of the Republic and the Federal Civil Code.

4.- To subscribe all kinds of credit instruments, under the terms of Article 9 (nine) and the second paragraph of Article 85 (eighty-five) of the General Law of Negotiable Instruments and Credit Operations.

5.- To open and cancel bank accounts on behalf of the Company, as well as to make deposits and draw against it and appoint persons to draw against them.

6.- To appoint and remove the Chief Executive Officer, managers, agents and employees of the Company, as well as to determine their attributions, guarantees, working conditions and remunerations.

7.- To call General Ordinary, Extraordinary and Special Stockholders’ Meetings in all the cases provided in these by-laws, or when it deems it appropriate and to execute its resolutions.

8.- To appoint and remove the external auditors of the Company.

9.- To formulate internal work regulations.

10.- To establish branches and agencies of the Company in any part of the Mexico or abroad.

11.- To determine the direction in which the votes corresponding to the shares or partnership interests of the capital stock of other companies owned by the Company should be cast at the General or Special Stockholders’ Meetings.

12.- To execute the resolutions of the Meetings, delegate its functions to one or more of the directors, officers of the Company or attorneys-in-fact designated for such purpose, so that they may exercise them in the business or businesses and under the terms and conditions indicated by the Board itself.

13.- To acquire and dispose of shares and partnership interests of other companies.

14.- To grant general or special powers-of-attorney, and to delegate the authorities except for those whose exercise corresponds exclusively to the Board of Directors by provision of law, or of these by-laws, always reserving the exercise of its authorities, as well as to revoke the powers-of- attorney it grants and to establish the special committees it deems necessary for the development of the Company’s operations, establishing the authorities and obligations of such committees, the number of members, as well as the rules governing their operation, in the understanding that such committees shall not have authorities which, in accordance with the Securities Market Law or these by-laws, correspond to the General Stockholders’ Meeting, the Board of Directors or other corporate bodies.

15.- To carry out all acts authorized by these by-laws or resulting therefrom, including the issuance of all kinds of opinions required under the Securities Market Law.

16.- To appoint the persons responsible for the acquisition, issue and subscription of own shares and to determine the policies for the acquisition, issue and subscription of own shares.

17.- Power to establish the Committee or Committees that perform the function of Corporate Practices and Auditing referred to in the Securities Market Law, and to appoint and remove its members (with the exception of the Chairman of the Committee or Committees that perform the functions of Corporate Practices and Auditing, which will be appointed pursuant to the provisions of the Securities Market Law and other applicable legal provisions), as well as to establish such special committees or commissions as it deems necessary for the development of the Company’s operations, establishing the powers and obligations of such committees or commissions, the number of members that comprise them and the manner of appointing their members, as well as the rules governing their operation, in the understanding that such committees or commissions will not have powers that according to the Law or these by-laws correspond exclusively to the General Stockholders’ Meeting, the Board of Directors or the Committee or Committees that perform the functions of Corporate Practices and Auditing established by the Securities Market Law.

18.- To submit to the General Stockholders’ Meeting held on the occasion of the closing of the fiscal year, the annual report of the Audit Committee, the annual report of the Corporate Practices Committee, and the annual report of the Chief Executive Officer, as well as such other reports, opinions and documents as may be required pursuant to and in the terms of the Securities Market Law, the General Law of Commercial Entities and other applicable legal provision

19.- To approve, upon prior opinion from the relevant committee:

a) The policies and guidelines for the use or enjoyment by related parties, of the property of the Company and of the entities controlled by it,.

b) The transactions, on a case by case basis, that the Company or the entities controlled by it intend to enter into with related parties. The following transactions will not require the approval of the board of directors, provided that they comply with the policies and guidelines approved by the board for such purpose:

1. Transactions that, due to their amount, are not relevant for the Company or the entities controlled by it.

2. Transactions carried out between the Company and the entities controlled by it or in which it has a significant influence or among any of these, provided that:

i) They are part of the ordinary or usual course of business.

ii) They are considered to be made at an arm’s length basis or on the basis of valuations made by specialized external agents.

3. Transactions carried out with employees, provided that they are carried out under the same conditions as with any client or as a result of general employment benefits.

c) Transactions executed, whether simultaneously or successively, which due to their characteristics may be deemed as a single transaction and which are intended to be carried out by the Company or the legal entities controlled by it, during a fiscal year, when they are unusual or non-recurring, or if their amount represents, based on figures corresponding to the closing of the immediately preceding quarter, any of the following cases:

1. The acquisition or disposal of property with a value equal to or greater than five percent of the consolidated assets of the Company.

2. Granting guarantees or incurring liabilities for a total amount equal to or greater than five percent of the consolidated assets of the Company.

3. Investments in debt securities or banking instruments are excepted, provided that they are made in accordance with the policies approved by the Board of Directors for such purpose.

d) The appointment, designation, and, if applicable, removal of the chief executive officer of the Company and its full compensation, and the policies for the appointment and full compensation of the other relevant officers.

e) Policies for granting loans or any type of credit or guarantees to related parties.

f) Waivers for a director, senior executive, or person with decision-making authority, to take advantage of business opportunities for itself or for the benefit of third parties, which correspond to the company or to the entities controlled by it or in which it has a significant influence. The waivers for transactions the amount of which is less than the amount mentioned in subsection c) of this item, may be delegated to any of the committees of the company commissioned with the duties regarding auditing or corporate practices referred to in the Securities Market Law.

g) The internal control and internal audit guidelines of the Company and of the entities controlled by it.

h) The accounting policies of the Company, in accordance with the accounting principles recognized or issued by the Commission through general provisions.

i) The financial statements of the Company.

j) Hiring the legal entity that provides the external auditing services and, as applicable, additional or supplementary services to those of external auditing.

If the resolutions of the board of directors are not in line with the opinions provided by the relevant committee, such committee must instruct the chief executive officer to disclose such circumstance to the investing public, through the stock exchange on which the shares of the Company or the debt securities representing these are listed, in accordance with the terms and conditions set forth by such stock exchange in its internal regulations.

20.- To provide the general stockholders’ meeting held for the closing of the fiscal year: the reports referred to in Article 43 of the Securities Market Law, b) The report that the chief executive officer prepares pursuant to Article 44, Section XI of the Securities Market Law, together with the opinion of the external auditor, c) The opinion of the board of directors regarding the contents of the report of the chief executive officer referred to in the preceding subsection, d) The report referred to in Article 172, subsection b) of the General Law of Companies, containing the main accounting and reporting policies and criteria followed in the preparation of the financial reports. e) The report on the transactions and activities in which it has been involved pursuant to the provisions of the Securities Market Law.

21.-To follow up on the main risks to which the Company and the entities controlled by it are exposed, identified on the basis of the information submitted by the committees, the chief executive officer, and the entity that provides the external audit services, and the accounting, internal control, and internal audit, registration, filing, or information systems of the latter and the former, which may be carried out through the committee that exercises the audit duties.

22.- To approve the information and communication policies with the shareholders and the market, and with the relevant directors and executives, to comply with the provisions of the Securities Market Law.

23.- To determine the relevant course of action to remedy the irregularities of which it is aware and implement the relevant corrective measures.

24.-To establish the terms and conditions by which the chief executive officer will abide in the exercise of its authority for acts of ownership.

25.-To order the chief executive officer to disclose to the public the relevant events of which it becomes aware. The foregoing, without prejudice to the obligation of the chief executive officer referred to in Article 44, Section V of the Securities Market Law.

26.- To perform any duties entrusted to it by the Securities Market Law and other applicable law. The board of directors will be responsible for overseeing compliance with the resolutions of the stockholders’ meetings, which may be carried out through the committee that exercises the auditing duties referred to in the Securities Market Law.

Article Eighteenth. Chairman of General Stockholders’ Meetings and Board Meetings. The Executive Chairman of the Board shall preside over the General Stockholders’ Meetings and the meetings of the Board of Directors, and in lack of him or in his absence, said meetings shall be presided by one of the members appointed by the other attendees by majority vote, and shall comply with and execute all the resolutions of the Meetings and of the Board without the need for any special resolution.

Article Nineteenth. Meetings of the Board of Directors. The meetings of the Board of Directors will be held at the corporate domicile of the Company, or in any other place, as the Board itself determines it or is necessary. Extraordinary meetings may be held by telephone, in the understanding that the Secretary or alternate Secretary must prepare the corresponding minute, which in all cases must be signed by the Executive Chairman and the Secretary or alternate Secretary, and collect the signatures of the directors who attended the meeting.

In order for the meetings of the Board of Directors to be valid, the attendance of the majority of its members shall be required and its resolutions will be valid when adopted by the majority of the members present at the relevant meeting. In the event of a tie, the Executive Chairman of the Board of Directors shall not have a casting vote.

The Board of Directors shall meet: (a) in ordinary meeting at least once every three months, on the dates that the Board of Directors or its Executive Chairman determine for such purpose; and (b) in extraordinary meeting, prior call, when the Executive Chairman deems it necessary, which may be signed by the Chairman himself, by the Secretary, or by the alternate Secretary. Also, the directors who represent, jointly, at least 25% (twenty-five percent) the members of the board, the Chairman of the Corporate Practices Committee, the Chairman of the Audit Committee and the persons referred to in the Securities Market Law and other applicable legal provisions in accordance and in the terms provided therein, may call for an extraordinary meeting of the Board.

Article Twentieth. Calls for the Board of Directors Meetings. The calls for the meetings of the Board of Directors must be sent by mail, e-mail or any other reliable means of communication to the members of the Board of Directors, with at least 10 (ten) days prior to the date of the meeting. For the directors residing outside the corporate domicile, the call may be sent by e-mail or by airmail deposited at least 5 (five) days prior to the date of the meeting. The Executive Chairman, the Secretary and the alternate Secretary may also call for an extraordinary meeting by telephone or e-mail with acknowledgement of receipt, as far in advance as they deem necessary, but in no event less than 5 (five) days prior to the date of the meeting.

Resolutions may be adopted in lieu of a meeting of the Board of Directors by unanimity of its members or their respective alternates, and such resolutions shall have, for all legal purposes, the same validity as if they had been adopted in a meeting of the Board of Directors, as long as they are confirmed in writing. The document containing the written confirmation must be sent to the Secretary of the Company, who will transcribe the respective resolutions in the corresponding meeting minutes book, and will indicate that said resolutions were adopted in accordance with these by-laws.

Article Twenty-First. Meeting Minutes of the Board of Directors. The minute of each meeting of the Board shall be registered in a specially authorized book and shall be signed by the Executive Chairman and the Secretary.

Article Twenty-Second. Duties and Liability of the Members of the Board of Directors. Duties and Liability of the Directors and Limitations of Liability.

1.- Duty of Care. - The members of the board of directors, in the due exercise of the duties that the Securities Market Law and the bylaws commission to such corporate body, must act in good faith and in the best interest of the company and the legal entities it controls, for which it may:

I. Request information from the company and the legal entities controlled by it as reasonably required for decision-making. For this purpose, the board of directors of the Company may establish, upon prior opinion from the committee that performs the audit duties, guidelines that provide the way in which such requests must be made and, as applicable, the scope of the requests for information by the directors.

II. Request the attendance of relevant executives and other persons, including external auditors, who may contribute or provide information for decision-making at board meetings.

III. Adjourn the meetings of the board of directors, if a director has not been called or has not been called in time or, as applicable, if the information provided to the other directors has not been provided. Such adjournment will be for up to three calendar days, and the board may meet without the need for a new call, provided that the deficiency has been cured.

IV. Discuss and vote, requesting that only the members and the secretary of the board of directors be present, if they wish so.

The members of the Board of Directors must act in accordance with the duty of care provided in the Securities Market Law and in the applicable provisions of the stock exchange in which the Shares are listed.

The members of the board of directors, the relevant executives and other persons who represent the Company must provide the necessary information to comply with the provisions of the

Securities Market Law, abiding by the provisions of Article 3 thereof. The information submitted to the board of directors of the Company by relevant executives and other employees, both of the Company and of the entities controlled by it, must be signed by the persons responsible for its content and preparation. The members of the board of directors and other persons who hold a job, position, or commission in any of the entities controlled by the Company or in which the Company has a significant influence, shall not violate the discretion and confidentiality provisions set forth herein or other laws, when providing information pursuant to the provisions hereof to the board of directors of the Company, regarding the referenced entities.

The members of the board of directors of the Company will be deemed to breach their duty of care and will be subject to liability under the terms of the provisions of Article 33 of the Securities Market Law, if they cause punitive damages to the Company or to the entities controlled by it or in which it has a significant influence, upon the occurrence any of the circumstances below:

I. If they refrain from attending, except with cause in the opinion of the stockholders’ meeting, the meetings of the board and, as applicable, the committees of which they are members, and that due to their non-attendance the meeting of body in question cannot be legally called to order.

II. If they fail to disclose to the board of directors or, as applicable, to the committees of which they are members, relevant information known to them and which is required for the proper decision-making in such corporate bodies, unless they are legally or contractually bound to keep such information secret or confidential.

III. If they fail to comply with the duties imposed on them by the Securities Market Law or the bylaws of the Company.

Pursuant to the provisions of the Securities Market Law and the general provisions issued for such purpose by the National Banking and Securities Commission, the liability consisting of indemnifying the damages caused to the Company or to the entities controlled by it or in which it has a significant influence, due to lack of care by the members of the board of directors of the Company, resulting from the acts that they perform or the resolutions that they adopt in the board or those that are not adopted if the meeting of such corporate body cannot be legally called to order, will be joint and several among the liable parties that have adopted the resolution or caused such meeting of the corporate body to be unable to be legally called to order. Such liability will be limited to direct damages, but not punitive or consequential damages, caused to the Company and to the cases in which the director in question has acted with willful misconduct, bad faith, gross negligence, or unlawfully.

2.- Duty of Loyalty. - The members and secretary of the board of directors of the Company shall keep confidential the information and matters of which they have knowledge by reason of their position in the Company, if such information or matters are not public. The members and, as applicable, the secretary of the board of directors, who have a conflict of interest in any matter, must refrain from participating and being present in the discussion and voting of such matter, without affecting the quorum required for such meeting to be legally called to order. The directors will be jointly and severally liable to those who have preceded them in the position, for any irregularities they may have incurred if, having knowledge thereof, they did not communicate these in writing to the committee in charge of auditing and to the external auditor. Likewise, such directors shall inform the audit committee and the external auditor of any irregularities that they become aware of during the performance of their duties and which relate to the Company or the entities controlled by it or in which it has a significant influence.

The members and secretary of the board of directors of the Company will incur disloyalty to the Company and, accordingly, will be liable for the damages caused to the Company or to the entities controlled by it or in which it has a significant influence, if, without legitimate cause, by virtue of their employment, position, or commission, they obtain economic benefits for themselves or procure these for the benefit of third parties, including a specific shareholder or group of shareholders. The provisions contained in this paragraph, and in Sections V to VII below, will also apply to persons exercising executive authority in the Company. In the case of entities in which the Company has significant influence, liability for disloyalty will apply to the members and secretary of the board of directors of such Company who contribute to obtaining, without legal cause, the benefits referred to in this paragraph.

Likewise, the members of the board of directors will incur disloyalty to the Company or entities controlled by it or in which it has a significant influence, being therefore liable for the damages caused to the latter or the former, upon performing any of the following:

I. Voting in the meetings of the board of directors or adopting resolutions related to the property of the Company or entities controlled by it or in which it has significant influence, with a conflict of interest.

II. Not disclosing, in the matters to be discussed in the meetings of the board of directors or committees of which they are members, the conflicts of interest they have with respect to the Company or entities controlled by it or in which it has a significant influence. In this regard, the directors must specify the details of the conflict of interest, unless they are legally or contractually bound to keep the secrecy or confidentiality thereof.

III. Knowingly favoring a specific shareholder or group of shareholders of the company or of the entities controlled by it or in which it has a significant influence, to the detriment or prejudice of the other shareholders.

IV. Approving transactions entered into by the Company, or the entities controlled by it or in which it has significant influence, with related parties, without complying with or abiding by the requirements set forth in the Securities Market Law.

V. Taking advantage for themselves or approving for the benefit of third parties, the use or enjoyment of the property of the Company or entities controlled by it, in violation of the policies approved by the Board of Directors.

VI. Misusing relevant information that is not public, related to the Company or entities controlled by it or in which it has significant influence.

VII. Taking advantage of or exploiting, for their own benefit or for the benefit of third parties, without the approval of the board of directors, business opportunities that correspond to the Company or entities controlled by it or in which it has significant influence. To that effect, unless there is evidence to the contrary, it will be deemed that advantage has been taken over a business opportunity corresponding to the Company or entities controlled by it or in which it has significant influence, or that it has been exploited, if the director, directly or indirectly, performs activities that:

a. Are part of the ordinary or usual course of business of the Company itself or of the legal entities controlled by it or in which it has a significant influence.

b. Involve the performance of a transaction or a business opportunity that was originally intended for the Company or the legal entities mentioned in the preceding paragraph.

c. Involve or intend to involve in commercial or business projects to be developed by the Company or the entities mentioned in subsection a) above, provided that the director has had prior knowledge thereof.

The members and secretary of the board of directors of the Company must refrain from engaging in any of the following conducts:

I. Generating, disseminating, publishing, or providing information to the public relating to the Company or entities controlled by it or in which it has a significant influence, or relating to the securities of any of these, knowing that it is false or misleading, or causing any such conducts to be carried out.

II. Ordering or causing the failure to record transactions carried out by the Company or the entities controlled by it, and altering or ordering the alteration of the records to conceal the true nature of the transactions carried out, affecting any item of the financial statements.

III. Concealing, omitting, or causing the concealment or omission of the disclosure of relevant information that under the terms of this law must be disclosed to the public, shareholders, or security holders, unless the Securities Market Law provides for the possibility of deferral.

IV. Ordering or accepting the recording of false information in the accounting records of the Company or entities controlled by it. Unless there is evidence to the contrary, the data included in the accounting records will be deemed false if the authorities, in the exercise of their authority, request information related to the accounting records and the Company or entities controlled by it do not have it, and the information supporting the accounting records cannot be accredited.

V. Destroying, modifying, or causing the destruction or modification, in whole or in part, the accounting systems or records or the documentation evidencing the accounting entries of the Company or the entities controlled by it, prior to the expiration of the legal terms of conservation and for the purpose of concealing the record or evidence thereof.

VI. Destroying or ordering the destruction, in whole or in part, of information, documents, or files, including electronic, for the purpose of impeding or obstructing the supervisory acts of the Commission.

VII. Destroying or order the destruction, in whole or in part, of information, documents or files, including electronic, for the purpose of manipulating or hiding relevant data or information of the Company from those who have a legal interest in knowing them.

VIII. Submitting to the Commission false or altered documents or information, for the purpose of hiding its real content or context.

IX. Altering active or passive accounts or the conditions of agreements, recording or causing the recording of non-existent transactions or expenses, exaggerating the real ones or intentionally performing any act or transaction that is illegal or prohibited by law, causing in any of such cases damages to the property of the Company in question or of the entities controlled by it, for its own financial benefit, either directly or through a third party.

The foregoing will also apply to persons exercising executive authority in the Company.

Pursuant to the provisions of the Securities Market Law, specifically Articles 34 (Thirty-Four) to 37 (Thirty-Seven) and the general provisions issued for such purpose by the National Banking and Securities Commission, the liability consisting of indemnifying the damages caused by the acts, circumstances, or omissions referred to in Articles 34, 35, and 36 of the Securities Market Law, will be joint and several among the liable parties that have adopted the resolution and will be enforceable as a consequence of the damages caused. The relevant indemnity must cover the damages caused to the Company or entities controlled by it or in which it has a significant influence and, in any case, the liable parties must be removed from office. Under no circumstances may the Company agree to the contrary, or provide in its bylaws, benefits or exculpatory provisions, which limit, release, replace, or compensate the liability obligations referred to in the articles mentioned in the preceding paragraph, or obtain for the benefit of any person insurance, surety bonds, or guarantees that cover the amount of the indemnification for the damages caused.

3.- Liability Action. The liability resulting from the breach of the duty of care or the duty of loyalty shall be exclusively in favor of the Company or of the legal entity controlled by it or over which it has a significant influence, that suffers punitive damages. The liability action may be exercised by the Company or by the stockholders of the Company who, individually or jointly, hold voting shares including limited or restricted voting shares, representing 5% (five percent) or more of the corporate capital of the Company in accordance with the provisions of Article 38 (Thirty-Eight) of the Securities Market Law.

The plaintiff may settle in court the amount of the indemnity for damages, provided that it previously submits for approval of the board of directors of the Company, the terms and conditions of the relevant settlement agreement. The lack of such formality will be cause for relative nullity. The exercise of the actions referred to in this section will not be subject to compliance with the requirements set forth in Articles 161 and 163 of the General Law of Companies. In any case, such actions must include the total amount of the liabilities in favor of the Company or of the entities controlled by it or in which it has a significant influence and not only the personal interest of the plaintiff(s). The action referred to in this section exercised by any of the persons mentioned in the preceding paragraph, in favor of the entities controlled by the Company or in which the Company has significant influence, will be independent of the actions that correspond to the entities themselves or to the shareholders thereof pursuant to the provisions of Articles 161 and 163 of the General Law of Mercantile Corporations.

The actions aiming to enforce liability under the terms of this section, have a statute of limitations of five years counted as from the day on which the act or circumstance that has caused the relevant punitive damages was carried out. In any case, the persons who in the opinion of the judge have exercised the liability action referred to in this section, with recklessness or bad faith, will be ordered to pay the costs under the terms of the provisions of the Commercial Code (Código de Comercio).

The liability that the Securities Market Law imposes on the members and secretary of the board of directors, and the executives of the Companies, will be enforceable even when the shares representing the capital stock of the Company are publicly traded through debt securities representing such shares, issued by trust companies under trusts, in which case the action referred to in Article 38 of the Securities Market Law and this section may be exercised by the trust company or by the holders of such securities representing the percentage of capital stock referred to in Section II of such article.

4.- Excluding Liability. The members of the board of directors will not incur, jointly or severally, liability for damages caused to the Company or to the legal entities it controls or in which it has a significant influence, resulting from the acts they perform or the resolutions they adopted, when acting in good faith, any of the following liability exclusion provisions occurs.

I. Comply with the requirements provided by the Securities Market Law or the bylaws for the approval of matters within the scope of the board of directors or, as applicable, the committees of which they are members.

II. Make decisions or vote in the meetings of the board of directors or, as applicable, the committees of which they are members, based on information provided by relevant executives, the legal entity that provides the external audit services or independent experts, the capacity and reliability of which do not provide any reason for reasonable doubt.

III. Have selected the most appropriate alternative, to the best of their knowledge, or the adverse financial effects have not been foreseeable, in both cases, based on the information available at the time of the decision.

IV. Comply with the resolutions of the stockholders’ meeting, provided these do not violate the law.

CHAPTER IV

COMMITTEES OF THE BOARD OF DIRECTORS

Article Twenty-Third. Audit and Corporate Practices Committee. The surveillance of the management, conduction and execution of the businesses of the Company and of the legal persons controlled by the Company shall in charge of the Board of Directors through the audit and corporate practices committee (the “Audit and Corporate Practices Committee”) and of the legal person that performs the external audit of the Company.

1.- Composition: The Audit and Corporate Practices Committee of the Company shall be composed of at least 3 (three) members appointed by the Board itself, in accordance with the provisions of the Securities Market Law, the applicable provisions of the stock exchange in which the Shares are listed, these by-laws and other applicable legal provisions, in the understanding, however, that the Chairman of the Audit and Corporate Practices Committee shall be elected by the General Stockholders’ Meeting of the Company.

The members of the Audit and Corporate Practices Committee shall qualify as independent and shall be subject to the duties and responsibilities set forth in the Securities Market Law and in the applicable provisions of the stock exchange in which the Shares are listed, as well as to the corresponding liability exclusions.

The Audit and Corporate Practices Committee may create one or more Sub-Committees to receive support for the performance of its functions. The Audit and Corporate Practices Committee shall be entitled to appoint and remove the members of such Sub-Committees and to determine the authorities of it.

2.- Periodicity of the Meetings: The Audit and Corporate Practices Committee and its Sub- Committees shall meet with the necessary periodicity for the performance of its functions, at the request of any of its members, the Board of Directors or its Executive Chairman or the General Stockholders’ Meeting; in the understanding that it shall meet at least 4 (four) times during a relevant calendar year, to resolve the matters within its competence in terms of the Securities Market Law, these by-laws and other applicable legal provisions.

The meetings of the Audit and Corporate Practices Committee and its Sub-Committees may be held via telephone or videoconference, in the understanding that the Secretary of the meeting must prepare the relevant minute, which in any case must be signed by the Chairman and the respective Secretary, and collect the signatures of the members who attended in the meeting.

3.- Functions: Regarding Corporate Practices, the Audit and Corporate Practices Committee shall have the functions referred to in the Securities Market Law, especially the provisions of section I (first) of Article 42 (forty-two), and other applicable legal provisions, as well as those determined by the General Stockholders’ Meeting. They shall also perform all those functions in respect of which a report must be rendered in accordance with the provisions of the Securities Market Law. It shall have the following functions, without limitation:

1.- To provide opinions to the board of directors on matters within its scope in accordance with the Securities Market Law.

2.- To provide opinions regarding related party transactions to the General Stockholders’ Meeting and the Board of Directors.

3.- To request the opinion of independent experts in cases in which it deems it convenient, for the proper performance of its duties or if required by the Securities Market Law or general provisions.

4.- To call stockholders’ meetings and have the items they deem appropriate included in the agenda of such meetings.

5.- To support the board of directors in the preparation of the reports referred to in Article 28, Section IV, subsections d) and e) of the Securities Market Law.

6.- To develop, recommend and review guidelines and guidelines for the corporate governance of the Company and its subsidiaries.

7.- To recommend amendments to the by-laws of the Company and its subsidiaries.

8.- Analyze and review all legislative, regulatory and corporate governance developments that may affect the Company’s operations, and make recommendations in such regard to the Board of Directors.

9.- To prepare and propose the different manuals necessary for the corporate governance of the Company or for the compliance with the applicable provisions.

10.- To define the compensation and performance evaluation policies of the Company’s senior executives.

11.- Use best compensation practices to align the interests of the Stockholders and senior management of the Company, being able to hire any independent expert necessary for the performance of this function.

12.- Ensure access to market data and best corporate practices through external consultants in such area.

13.- Develop a plan for the succession of the Company’s senior executives.

14.- To call Ordinary, Extraordinary, and Special General Stockholders’ meetings within ten (10) days following the date on which it is requested in writing by Shareholders representing at least ten percent (10%) of the voting shares, including shares with limited or restricted voting rights.

15.- All others provided by the Securities Market Law or in the Company’s bylaws, in accordance with the duties assigned to it by this law.

Regarding Auditing, the Audit and Corporate Practices Committee shall have the functions referred to in the Securities Market Law, especially the provisions of section II of Article 42 (forty- two), and other applicable legal provisions, as well as those determined by the General Stockholders’ Meeting. They shall also perform all those functions in respect of which a report must be rendered pursuant to the provisions of the Securities Market Law. shall have the following functions, without limitation:

1.- To provide its opinion to the board of directors on matters within its scope pursuant to the Securities Market Law.

2.- To determine the need for and viability of the tax and financial structures of the Company.

3.- To provide its opinion on the financial and tax structure of the international expansion of the Company.

4.- To provide its opinion regarding the Company’s financial reports, accounting policies, control and information technology systems.

5.- To evaluate and recommend the external auditor of the Company.

6.- To evaluate the performance of the legal entity that provides the external audit services, and to analyze the opinion or reports prepared and signed by the external auditor. For such purpose, the committee may request the presence of the aforementioned auditor when it deems it convenient, notwithstanding the fact that it must meet with the latter at least once a year.

7.- To discuss the Company’s financial statements with the persons responsible for their preparation and review, and based thereon, to recommend or not their approval to the board of directors.

8.- To report to the board of directors on the status of the internal control and internal audit system of the Company or of the legal entities controlled by it, including any irregularities detected, if any.

9.- To prepare the opinion referred to in Article 28, Section IV, subsection c) of the Securities Market Law and submit it to the consideration of the board of directors for its subsequent submission to the stockholders’ meeting, based, without limitation, on the opinion of the external auditor. Such opinion must at least indicate: (i). If the accounting and reporting policies and criteria followed by the Company are adequate and sufficient, considering the specific circumstances of the Company. (ii). If such policies and criteria have been consistently applied in the information submitted by the chief executive officer. (iii) If, as a result of (i) and (ii) above, the information submitted by the chief executive officer reasonably reflects the financial position and results of the Company.

10.- To support the board of directors in the preparation of the reports referred to in Article 28, section IV, subsections d) and e) of the Securities Market Law.

11.- To oversee that the transactions referred to in Articles 28, Section III and 47 of the Securities Market Law are carried out in accordance with the provisions set forth therein, and the policies derived therefrom.

12.- To request the opinion of independent experts if deemed appropriate, for the adequate performance of its duties or if required by the Securities Market Law or general provisions.

13.- To require the relevant executives and other employees of the Company or of the legal entities controlled by it, to provide reports related to the preparation of financial information and any other type of information it deems necessary for the performance of its duties.

14.- To investigate any potential violation of which it becomes aware to the transactions, operating guidelines, and policies, internal control and internal audit system and accounting records, whether of the Company or of the legal entities controlled by it, for which it shall examine the documentation, records, and other supporting evidence, to the degree and extent required to carry out such oversight.

15.- To receive observations made by shareholders, directors, relevant executives, employees, and generally, by any third party, with respect to the matters referred to in item 13 above, and take such actions as it deems appropriate in connection with such observations.

16.- To request periodic meetings with the relevant executives, and the provision of any type of information related to the internal control and internal auditing of the Company or legal entities controlled by it.

17.- To inform the board of directors of any significant irregularities detected in the performance of its duties and, as applicable, of the corrective measures taken or to propose measures that should be applied.

18.- To call stockholders’ meetings and request that the items they deem appropriate be included in the agenda of such meetings.

19.- To oversee that the chief executive officer complies with the resolutions of the stockholders’ meetings and the meetings of the board of directors of the Company, in accordance with the instructions, if any, issued by the stockholders’ meeting or by the board of directors of the Company.

20.- To ensure that internal mechanisms and controls are established to verify that the acts and transactions of the Company and of the legal entities controlled by it comply with the applicable regulations, and to implement methods that allow to review compliance with the foregoing.

21.- To ensure the independence and efficiency of the Company’s internal and external audits.

22.- To evaluate the transactions between related parties of the Company, as well as to identify possible conflicts of interest arisen from them.

23.- To analyze the financial structure of the Company, in the short, medium and long term, including any financing and refinancing transactions.

24.- To review and express an opinion regarding the management of the Company’s treasury, risk and exposure of the Company to fluctuations in the exchange rate and hedging instruments of the Company, regardless its nature or denomination.

25.- To evaluate the processes and selection of insurance brokers, as well as the coverages and premiums of the Company’s insurance policies.

26.- All others provided by the Securities Market Law or in the Company’s bylaws, in accordance with the duties assigned to it by this law.

The chairman of the committee exercising the duties in matters of corporate practices and auditing will be appointed and/or removed from office exclusively by the general stockholders’ meeting. Such chairman may not chair the board of directors and must be selected on the basis of its experience, recognized ability, and professional reputation. They must also prepare an annual report on the activities of these bodies and submit it to the board of directors. Such report must at least include the following items:

I. With respect to corporate practices:

a) Observations regarding the performance of the relevant executives.

b) Related party transactions during the fiscal year in question, detailing the characteristics of significant transactions.

c) The full compensation packages of the individuals referred to in Article 28, Section III, subsection d) of the Securities Market Law.

d) Waivers granted by the board of directors in accordance with the provisions of Article 28, Section III, subsection f) of the Securities Market Law.

II. On auditing matters:

a) The status of the internal control and internal audit system of the Company and the legal entities controlled by it and, as applicable, the description of its deficiencies and deviations, and the aspects that require improvement, considering the opinions, reports, communications, and the external audit report, and the reports issued by the independent experts who have provided their services during the period covered by the report.

b) The mention and follow-up of the preventive and corrective measures implemented based on the results of the investigations related to the violation of the operation guidelines and policies and accounting records, whether of the Company or of the legal entities controlled by it.

c) The evaluation of the performance of the legal entity that provides the external audit services, and of the external auditor in charge thereof.

d) The description and evaluation of the additional or supplementary services, if any, provided by the legal entity in charge of performing the external audit, and those provided by the independent experts.

e) The main results of the reviews of the financial statements of the Company and of the legal entities controlled by it.

f) The description and effects of the amendments to the accounting policies approved during the period covered by the report.

g) The measures adopted as a result of the observations considered relevant, formulated by shareholders, directors, relevant executives, employees and, generally, any third party, with respect to accounting, internal controls, and matters related to internal or external auditing, or derived from the claims made on circumstances deemed irregular in the management.

h) Follow-up on the resolutions of the stockholders’ meetings and of the meetings of the board of directors.

To prepare the reports referred to in this section and the opinions referred to in Article 42 of the Securities Market Law, the corporate practices and audit committee must listen to the relevant executives; in the event of a difference of opinion with the latter, such differences must be included in the aforementioned reports and opinions.

CHAPTER V

GUARANTEE, INDEMNITY AND EMOLUMENTS OF THE MEMBERS OF
THE BOARD OF DIRECTORS AND COMMITTEES

Article Twenty-Fourth. Guarantee for the exercise of offices. None of the members of the Board of Directors or of the different committees of the Company, nor the Secretary, alternate Secretary or the respective alternates of all of the foregoing, nor the Chief Executive Offer or the relevant executives shall have the obligation to provide guarantees to ensure the fulfillment of the responsibilities they may incur in the performance of their offices, unless the General Stockholders’ Meeting that has appointed them establishes such obligation.

Article Twenty-Fifth. Indemnification by the Company. Subject to the provisions of the Securities Market Law, the Company undertakes to indemnify and hold harmless the proprietary and alternate members, of the Board of Directors, of the Committee or Committees that perform the functions of Corporate Practices and Auditing, and of any other committees created by the Company, the Secretary and Alternate Secretary, and the relevant officers of the Company, in connection with any liability arising from the performance of their duties, including the payment of an indemnification for any damage or injury caused and the necessary amounts to reach a settlement, as well as the total fees and expenses of lawyers and other advisors hired for the defense of the interests of such persons in the cases mentioned above, unless such liabilities result from fraudulent acts, bad faith, unlawful acts or omissions whose compensation is not permitted pursuant to the Securities Market Law and other applicable legal provisions.

Article Twenty-Sixth. Emoluments, guarantee and insurance of the Members of the Board of Directors. The General Stockholders’ Meeting shall approve any compensation payable to the members of the Board of Directors and of the Committees of the Company for the performance of their positions or functions in any of its committees, or for attending or participating in meetings of said bodies.

The members of the Board of Directors of the Company shall not be obliged to guarantee their performance as such, by means of a bond or any other form of guarantee or indemnity.

The Company shall indemnify and hold harmless each Director, and in such event, the Executive Chairman and the Secretary, for and against any damages from any action or decision made by such Director, Executive Chairman or Secretary acting within its corresponding authority, and such indemnification shall include a compensation for all and any costs that such Director, Execute Chairman or Secretary may incur in relation to the defense of any claim, except in such cases where he/she acts in bad faith, willful misconduct or performs any illegal acts as provided in such laws applicable to the Company. For purposes of this paragraph, the Company will hire, at its sole cost and expense, insurance policies to cover any liability described herein.

CHAPTER VI

CHIEF EXECUTIVE OFFICER

Article Twenty-Seventh. Functions and Powers. The duties of management and execution of the business of the Company and the entities it controls shall be responsibility of the Chief Executive Officer Director pursuant to the provisions of Article 44 (forty-four) of the Securities Market Law, subject to the strategies, policies and guidelines approved by the Board of Directors.

The Chief Executive Officer, for the performance of his duties, shall have the broadest powers of attorney to represent the Company for acts of administration and lawsuits and collections, including special powers of attorney requiring special clauses in accordance to law. For acts of ownership, it shall be subject to the provisions set out by the Board of Directors, pursuant to Article 28 (twenty-eight), section VIII, of the Securities Market Law and other applicable provisions.

Notwithstanding the foregoing, the Chief Executive Officer shall:

I.	Submit for the approval of the board of directors the business strategies of the Company and the legal entities controlled by it, based on the information provided by the latter.

II.	Comply with the resolutions of the stockholders’ meetings and of the board of directors, in accordance with the instructions, if any, issued by the stockholders’ meeting or the board of directors.

III.	Propose to the committee in charge of auditing duties, the guidelines of the internal control and internal auditing system of the Company and the legal entities controlled by it, and execute the guidelines approved by the board of directors of the Company for such purpose.

IV.	Subscribe the relevant information of the Company, together with the relevant executives in charge of its preparation, within their scope.

V.	Disseminate the relevant information and events that must be disclosed to the public, in accordance with the provisions of the Securities Market Law, being responsible for the content and timeliness of such information, even if the dissemination thereof is delegated to third parties, except in case of willful misconduct or negligence of such third parties.

VI.	Comply with the provisions relating to the performance of transactions for the acquisition and trading of the Company’s own shares.

VII.	Exercise, by itself or through an authorized delegate, within its scope or by instruction of the Board of Directors, the corrective and liability actions that may be appropriate.

VIII.	Verify that the capital contributions made by the members are made, as applicable.

IX.	Comply with the legal and corporate requirements provided with respect to the dividends paid to the shareholders.

X.	Ensure that the accounting, recording, filing, or information systems of the Company are kept.

XI.	Prepare and submit to the Board of Directors the report referred to in Article 172 of the General Law of Companies, except for the provisions of subsection b) of such provision.

XII.	Establish internal mechanisms and controls that allow verifying that the acts and transactions of the Company and the legal entities controlled by it have complied with the applicable regulations, and follow up on the results of such internal mechanisms and controls and take the necessary measures as applicable.

XIII.	Exercise the liability actions referred to in the Securities Market Law, against related parties or third parties that have allegedly caused damages to the Company or the legal entities controlled by it or in which it has a significant influence, unless by determination of the board of directors of the Company and upon prior opinion of the committee in charge of the auditing duties, the damages caused are not significant.

XIV.	All others provided by the Securities Market Law or in the Company’s bylaws, in accordance with the duties assigned to it by this law.

The Chief Executive Officer shall perform the duties entrusted to him by the General Stockholders’ Meeting or the Board of Directors, as well as those set forth in the Securities Market Law, and in compliance with its duties of due diligence and loyalty pursuant to the Securities Market Law.

The Chief Executive Officer, for the performance of his duties and activities, as well as for fulfillment of his obligations, shall be assisted by the relevant directors appointed for such purpose and by any employee of the Company or of the legal entities it controls.

CHAPTER VII

STOCKHOLDERS’ MEETING

Article Twenty-Eighth. General Stockholders’ Meeting. The General Stockholders Meeting is the supreme body of the Company. The Stockholders Meetings shall be General or Special and General Meetings may be Extraordinary or Ordinary. Stockholders Meetings shall be held at the Company’s domicile, except in the event of unforeseen circumstances or force majeure.

Article Twenty-Ninth. Minority Rights. Calls for General Stockholders’ Meetings may be made by the Board of Directors, the Secretary or the Chairman of the Board of Directors or the Audit or Corporate Governance Committees. Stockholders holding at least 10% (ten percent) of the shares with voting rights, even those limited or restricted voting rights, may request in writing, at any time, that the Chairman of the Board of Directors (or the Executive Chairman of the Board, if applicable) or the Chairman of the Corporate Practices Committee and/or Audit Committee, convene a General Stockholders’ Meeting to discuss the matters specified in their request, without the need to comply with the procedure set forth in Article 184 (one hundred and eighty four) of the General Law of Commercial Entities. Any stockholders shall have the same right in any of the cases referred to in Article 185 (one hundred and eighty-five) of the General Law of Commercial Entities. If no call is made within 15 (fifteen) days following the date in which the request was made, a Civil or District Judge of the Company´s domicile shall may convene the Meeting at the request of any of the interested stockholders in terms of the applicable law.

Also, Stockholders holding at least 10% (ten percent) of the shares with voting rights, even those limited or restricted voting rights, may, for one single occasion, present a motion to adjourn the Meeting for 3 (three) calendar days and without requiring a new call, in order to vote on certain matters in which they do not believe they are adequately informed, in which case the percentage referred to in Article 199 (one hundred and ninety-nine) of the General Law of Commercial Entities shall not apply.

The holders of voting shares, including limited or restricted voting shares, that represent 20% (twenty percent) or more of the capital stock, whether individually or jointly, may judicially contest the resolutions adopted by the General Meetings in connection with matters in respect of which they are entitled to vote, in which case the percentage referred to in Article 201 (two hundred and one) of the General Law of Commercial Entities shall not apply.

The shareholders, without prejudice to the provisions of other laws or these bylaws, may enter into agreements among themselves, under the terms of Article 16, Section VI of the Securities Market Law. The execution of such agreements and their characteristics must be notified to the Company within five business days following the date of their execution for these to be disclosed to the investing public through the stock exchange(s) where the Shares or debt securities representing them are listed, under the terms and conditions set forth therein, and for their existence to be disclosed in the annual report referred to in Article 104, Section III, subsection a) of the Securities Market Law, being available to the public for consultation at the Company’s offices. Such agreements will not be enforceable against the Company and breaching these will not affect the validity of the vote at stockholders’ meetings, but will only be effective among the parties once they are disclosed to the investing public.

Shareholders that, individually or jointly, hold voting shares, including shares with limited or restricted voting rights, or without voting rights, representing five percent or more of the capital stock, may directly exercise a liability action against any member of the Board of Directors, Chief Executive Officer, or any relevant executive for breach of the duties of care and loyalty, in favor of the Company or the legal entity controlled by it, in accordance with Article 38, Section II of the Securities Market Law.

The shareholders will have the right to prevent the discussion of general or equivalent matters at the general stockholders’ meeting, in accordance with Article 49, Section II of the Mexican Securities Market Law.

Article Thirtieth. Calls. Calls for Stockholders’ Meetings must be published in the electronic system established by the Ministry of Economy, and additionally in the systems of the stock exchange in which the securities representing the capital stock of the Company are listed, no less than 15 (fifteen) calendar days before the date of the Meeting. The first call for the extraordinary general meetings must be published in the electronic system established by the Ministry of Economy, and additionally in the systems of the stock exchange in which the securities representing the capital stock of the Company are listed, no less than 15 (fifteen) calendar days before the date of said Meeting and no less than 5 (five) calendar days before the second and subsequent calls.

From the date on which the call of meeting is published, any information and documents related to each of the items of the Agenda shall be made immediately available to the stockholders at the offices of the Company´s office at no charge and at least 15 (fifteen) calendar days prior to the date of the Meeting.

The calls shall contain the Agenda of the Meeting in which general matters shall not appear and shall be signed by the person responsible for such calls, provided; however, that if the calls are made by the Board of Directors, the signature of the Chairman, the Secretary or any other alternate Secretaries, if there is more than one, shall be sufficed. Meetings may be held without prior notice if the capital stock of the Company is fully represented at the time of voting.

In accordance with the second paragraph of Article 178 (one hundred and seventy-eight) of the General Law of Commercial Entities, unanimous resolutions adopted without holding a Meeting, by the stockholders with voting rights or with the relevant special series of shares, as the case may be, shall be, for all legal effects and purposes as valid as those adopted at a General or Special Meeting, respectively, provided that they are confirmed in writing by the stockholders.

Article Thirty-First. Admission to Stockholders Meetings. Only persons registered as stockholders in the Stock Registry Book, and the persons that provide certificates issued by the

S.D. Indeval Institución para el Deposito de Valores, S.A. de C.V., or any other institution acting as custodian of the securities supplemented with the lists of custodians therein, shall have the right to appear or be represented in the Stockholders’ Meetings, for which the provisions of the Securities Market Law shall apply. The members of the Company´s Board of Directors may not represent any stockholder in the Stockholders’ Meetings of the Company. Stockholders may be represented at the Meetings by the person or persons they designated for such purpose by means of a power of attorney granted in accordance with the following Article.

The members of the board of directors, the Chief Executive Officer, and the individual designated by the legal entity that provides the external auditing services, may attend the stockholders’ meetings of the company.

Article Thirty-Second. Representation of Stockholders at the Meeting. Stockholders may be represented in the Meetings by the person or persons who prove their legal capacity by means of a simple letter signed in the presence of two witnesses, or through the forms referred to in Article 49 (Forty-Nine) Section III of the Securities Market Law, that the Company makes available to them through the securities exchange brokers or in the Company itself, at least 15 (fifteen) calendar days in advance of each Meeting, which the Secretary shall verify and inform the General Stockholders’ Meeting, certifying it in the relevant Meeting Minutes.

The members of the Board of Directors and the relevant executives of the Company may not represent any stockholder in the Company´s Stockholders’ Meetings.

Article Thirty-Third. Meeting Minutes Book. The Stockholders’ Meeting Minutes shall be prepared by the Secretary, will be transcribed in the corresponding book and will be signed by the Executive Chairman and the Secretary of the Meeting.

Article Thirty-Fourth. Chairman, Secretary and Tellers at Stockholders’ Meetings. The Meetings will be presided by the Chairman of the Board of Directors. In his absence the Meetings will be presided by the person appointed by the majority vote of the stockholders.

The Secretary of the Board of Directors will act as Secretary of the Stockholders Meetings, and in his absence or if so indicated by the General Stockholders’ Meeting itself, the position will be held by the alternate Secretary; in the absence of both, the position will be held by the person appointed by the majority vote of the stockholders.

The Chairman of the Board shall appoint two (2) tellers from among the stockholders, stockholders’ representatives or guests attending the Meetings, in order to count the number of shares represented, to determine whether a legal quorum has been meet and, as the case may be, to count the votes cast.

Article Thirty-Fifth. General Ordinary and Extraordinary Meetings. The Company’s Annual General Ordinary Stockholders’ Meetings shall be held at least once a year, within four (4) months following the closing of each fiscal year (the “Annual General Ordinary Meeting”). In addition to the other matters specified in the Agenda of the Annual General Ordinary Meeting, it shall:

1.- Discuss, approve or modify and determine as appropriate, any matters in relation to the report of the Chief Executive Officer and the Board of Directors, regarding the Company´s financial situation and other related accounting documents, as set forth in Article 172 (one hundred and seventy-two) of the General Law of Commercial Entities.

2.- Discuss, approve or modify the reports of the Chairman of the Corporate Practices and Audit Committees, if necessary.

3.- Discuss, approve or modify the report rendered by the Chief Executive Officer, in accordance with the Securities Market Law and other applicable provisions.

4.- Learn the opinion of the Board of Directors in connection with the content of the Chief Executive Officer’s report.

5.- Subject to the provisions established in Article Fifteen of these by-laws, discuss and approve on the re-appointment, revocation and/or appointment, if any, of one third of the proprietary members and respective alternates of the Board of Directors that said Annual General Ordinary Meeting resolve to re-appoint, revoke and/or appoint.

6.- Evaluate the independence of independent directors.

7.- To appoint the Chairmen of the Corporate Practices and Audit Committees. 8.- To decide on the use of the Company´s profit, if any.

9.- If applicable, determine the maximum amount of resources that may be used for the acquisition of its own shares.

10.- Approve the execution of transactions whether simultaneously or subsequently by the Company or the legal entities it controls within the same fiscal year that may be considered as one and the same transaction that the Company when they represent 20% (twenty percent) or more of the consolidated assets of the Company, based on figures corresponding to the close of the immediately preceding quarter, regardless of the way in which they are applied. Stockholders holding shares with limited or restricted voting rights may vote at such Meetings.

11.- Any other matter that shall be convened with by the General Ordinary Meeting in accordance with applicable law or that is not specifically reserved for an General Extraordinary Meeting.

In addition to those set forth in Article 182 (one hundred and eighty-two) of the General Law of Commercial Entities, the following matters are reserved for General Extraordinary Meetings: (i) the Company´s spin-off ; (ii) issuance of shares other than ordinary shares, and the cancellation of the registration of shares representing the capital stock of the Company in the National Securities Registry or in the local or foreign stock exchanges where the shares are traded ; (iii) redemption of the Company´s shares with distributable profits by the Company, (iv) increase of capital stock pursuant to Article Twelve, (v) amendment of the Company’s by-laws, and (vi) other matters reserved to it by law or those for which these by-laws require a special quorum.

Article Thirty-Sixth. Quorum for installation and voting at General Ordinary Stockholders’ Meetings. In order for an General Ordinary Stockholders’ Meeting to be considered legally convened by virtue of a first call, at least 50% (fifty percent) plus 1 (one) of the outstanding voting shares of the Company must be represented, and its resolutions shall be valid when adopted by majority vote of the voting shares in attendance. In the event of a second or subsequent call, the General Ordinary Stockholders’ Meeting may be validly held regardless of the number of shares represented, and its resolutions shall be valid when adopted by majority vote of the shares represented at the Meeting.

Article Thirty-Seventh. Quorum for installation and voting at General Extraordinary Stockholders’ Meetings. In order for an General Extraordinary Stockholders’ Meeting to be considered legally convened on first call, at least 75% (seventy-five percent) of the outstanding voting shares of the Company must be represented, and its resolutions shall be valid when adopted by the favorable vote of shares representing at least 50% (fifty percent) of the outstanding voting shares of the Company. In the event of a second or subsequent call, Extraordinary General Stockholders’ Meetings may be validly held if 50% (fifty percent) of the outstanding voting shares of the Company is represented, and their resolutions will be valid if adopted by the favorable vote of shares representing at least 50% (fifty percent) of the outstanding voting shares of the Company.

Notwithstanding the provisions of the preceding paragraph, the favorable vote of shares with or without voting rights representing (i) 75% (seventy-five percent) of the Company’s outstanding capital stock shall be required to amend the Company’s by-laws and (ii) 95% (ninety-five percent) of the capital stock of the Company to resolve and request from the National Banking and Securities Commission the cancellation of the registration of the shares of the Company in the National Securities Registry, under the terms provided in the Securities Market Law and other applicable provisions.

For Special Meetings, the same rules provided in this Article shall apply for General Extraordinary Meetings, but referring to the corresponding special category of shares.

Article Thirty-Eighth. Cancellation of the Registration of Shares in the National Securities Registry. The National Banking and Securities Commission may cancel the registration of securities in the Registry at the request of the Company, upon prior resolution of the extraordinary general stockholders’ meeting and with the affirmative vote of the holders of voting or non-voting shares representing 95% (ninety-five percent) of the capital stock of the Company. Once the aforementioned stockholders’ meeting resolution is obtained, a tender offer must be carried out in accordance with the provisions of Article 108, Section I of the Securities Market Law, with the provisions of Articles 96, 97, 98, Sections I and II, and 101, first paragraph, of such Law and the general provisions derived therefrom being also applicable.

CHAPTER VIII

FISCAL YEAR AND FINANCIAL INFORMATION

Article Thirty-Ninth. Financial Information. Within the three (3) months following the closing of each fiscal year, the Chief Executive Officer and the Board of Directors shall prepare the following financial information and any other information necessary pursuant to provisions of the applicable legal, within their respective duties and responsibilities pursuant to the provisions of these by-laws and the Securities Market Law, which will be delivered to the General Stockholders’ Meeting by the Board of Directors:

a) A report on the Company’s progress during the year and on the policies followed by the Board of Directors and, where appropriate, on the main existing projects.

b) A report stating and explaining the main information and accounting policies and criteria used for the preparation of the financial information.

c) A statement showing the Company’s financial position at the end of the fiscal year.

d) A statement showing, and duly explained and classified, the Company’s results of the fiscal year.

e) A statement showing the changes in the Company’s financial position during the fiscal year.

f) A statement showing the changes in the items conforming the Company’s assets during the fiscal year.

g) Any necessary notes to supplement and clarify the information provided by the above- mentioned statements.

Article Fortieth. Deadline for submission. The information referred to in the previous Article must be completed and made available to the stockholders no less than 15 (fifteen) calendar days before the Meeting at which they are to be discussed. Stockholders shall have the right to receive a copy of the corresponding reports.

Article Forty-First. Fiscal Year. The fiscal years shall last one year, and the date of their commencement and termination shall be set by the Ordinary General Stockholders Meeting subject to the relevant tax provisions. If the Company is liquidated or merged, the fiscal year will end early on the date on which it is liquidated or merged, as the case may be.

CHAPTER IX

PROFIT AND LOSSES

Article Forty-Second. Profits of the Company. The net profits of each fiscal year, after deducting the amounts corresponding to: a) income tax for such fiscal year; b) if applicable, Company’s profits distribution, and; c) if applicable, amortization of losses from previous fiscal years, which will be distributed, subject to a resolution of the General Stockholders’ Meeting, as follows:

1.- 5% (five percent) to constitute and reconstitute the legal reserve fund, until it is equal to at least 20% (twenty percent) of the capital stock.

2.- The General Ordinary Stockholders’ Meeting may create, with net profits, the “Reserve for Acquisition of Own Shares”, indicating the amount of this reserve.

3.- If the General Stockholders’ Meeting so determines, it may create, increase, modify or eliminate other capital reserves if such Meeting deems appropriate, and may create funds for budget estimates and reinvestments, as well as special reserve funds.

4.- The residual amounts, if any, shall be applied in the manner determined by the General Ordinary Stockholders’ Meeting, including, if applicable, to pay dividends to all stockholders, in proportion to their participation.

Article Forty-Third. Dividends. Dividends shall be declared by the General Ordinary Stockholders’ Meeting and its payments shall be made on the terms, days and place determined by such Meeting, taking into consideration the policies established by the Board of Directors or its Executive Chairman, which shall be made known through the publication of a notice in at least one newspaper with wide circulation.

The dividends not collected within 5 (five) years, from the date on which they were due and payable, shall be deemed to have been waived in favor of the Company.

The losses, if any, will be assumed by all the stockholders, in proportion to the number of their shares, including the Company’s assets represented by them.

CHAPTER X

DISSOLUTION AND LIQUIDATION

Article Forty-Fourth. Dissolution. The Company shall be dissolved in any of the cases specified in Article 229 (two hundred and twenty-nine) of the General Law of Commercial Entities.

Article Forty-Fifth. Liquidators. Upon dissolution, the Company shall be placed in liquidation. The liquidation will be entrusted to one or more liquidators appointed by the General Extraordinary Stockholders’ Meeting. If the Meeting does not make such appointment, a Civil or District Judge of the Company’s domicile shall do so at the request of any stockholder.

The liquidators shall have the powers and authorities established by General Law of Commercial Entities and those determined by the General Stockholders’ Meeting, including:

I. Conclude special operations pending at the time of dissolution.

II. Collect the credits and pay the debts of the Company.

III. Dispose or transfer the Company’s assets and liquidate its liabilities.

IV. Prepare the final financial statement to be submitted for consideration and approval of the General Stockholders’ Meeting, and once such statement has been approved, it shall be registered in the Public Registry of Commerce.

V. Distribute all remaining proceeds, if any, among all the stockholders of the Company, taking into consideration their participation percentage, once the final financial statement has been approved.

VI. Cancel the registration of the Company in the Public Registry of Commerce once the liquidation is concluded.

Article Forty-Sixth. Liquidation Procedure. The liquidation shall be made in accordance with the resolutions taken by the stockholders upon their resolution to dissolve the Company. In the absence of resolution approving the Company’s liquidation, the liquidation shall be made pursuant to the provisions of the General Law of Commercial Entities.

During the liquidation, the Stockholders’ Meetings will meet as described in these by-laws, and the liquidator or liquidators will have the same responsibilities that were performed by the Board of Directors before the Company’s liquidation, and the Audit and Corporate Practices Committee will continue to perform its responsibilities towards the liquidator or liquidators, as they used to perform such responsibilities as to the Board of Directors, before the Company’s liquidation.

CHAPTER XI

APPLICABLE LAW AND JURISDICTION

Article Forty-Seventh. Applicable Law. In all matters not expressly provided for in these by- laws, the provisions of the Securities Market Law, the General Law of Commercial Entities, and other applicable law in Mexico shall be applicable.

Article Forty-Eighth. Jurisdiction. In the event of any controversy between the Company and its stockholders or between two or more stockholders or between two or more groups of stockholders regarding any matters relating to the Company, all stockholders and the Company expressly and irrevocably submit to the laws applicable in, and to the jurisdiction of, the competent federal courts in Mexico City, Mexico, expressly and irrevocably waiving any other jurisdiction that may correspond to them by virtue of their present or future domicile or for any other reason.